Certain confidential information contained in this document, marked by “[***]”, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Between:
UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK, as Buyer
and
LOANDEPOT.COM, LLC, as Seller

Dated as of August 11, 2021

Exhibit H-1
LEGAL02/40558019v11

TABLE OF CONTENTS

Exhibit H-2
LEGAL02/40558019v11

SCHEDULES AND EXHIBITS

SCHEDULE 1        Representations and Warranties
SCHEDULE 2        Responsible Officers
SCHEDULE 3        Scheduled Indebtedness
SCHEDULE 4        List of Agency Approvals

EXHIBIT A        Reserved
EXHIBIT B        Form of Seller’s Officer’s Certificate
EXHIBIT C        Form of Servicer Notice
EXHIBIT D        Form of Trade Assignment
EXHIBIT E        Form of Power of Attorney
EXHIBIT F        Form of Tax Compliance Certificate
EXHIBIT G        Form of Temporary Increase Request
EXHIBIT H        Form of Buydown Application Request

Exhibit H-3
LEGAL02/40558019v11

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
This is an AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of August 11, 2021, between LOANDEPOT.COM, LLC, a Delaware limited liability company (the “Seller”) and UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK (the “Buyer”).
The Buyer and the Seller previously entered into a Master Repurchase Agreement, dated as of June 1, 2015 (as amended, the “Existing Repurchase Agreement”);
The parties hereto have requested that the Existing Repurchase Agreement be amended and restated, in its entirety, on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.APPLICABILITY
From time to time the parties hereto may continue to enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans on a servicing released basis against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans on a servicing released basis or Agency Securities backed by such Mortgage Loans on the Repurchase Date, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement (including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder), unless otherwise agreed in writing. This Agreement is not a commitment by Buyer to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyer to enter into Transactions with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. Any commitment to enter into Transactions shall be set forth in the Pricing Letter, and shall be subject to satisfaction of all terms and conditions of this Agreement.
The Pricing Letter is one of the Program Documents as defined below. The Pricing Letter is incorporated by reference into this Agreement and Seller agrees to adhere to all terms, conditions and requirements of the Pricing Letter as incorporated herein. In the event of a conflict or inconsistency between this Agreement and the Pricing Letter, the terms of the Pricing Letter shall govern.
SECTION 2.DEFINITIONS
As used herein, the defined terms set forth below shall have the meanings set forth herein. Additionally, as used herein, the following terms shall have the meanings defined in the Uniform Commercial Code: accounts, chattel paper (including electronic chattel paper), goods (including inventory and equipment and any accessions thereto), instruments (including

Exhibit H-4
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promissory notes), documents, investment property, general intangibles (including payment intangibles and software), and supporting obligations, products and proceeds.
“1934 Act” shall have the meaning set forth in Section 32 of this Agreement.
“Ability to Repay Rule” shall mean 12 CFR 1026.43(c), including all applicable official staff commentary.
“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.
“Affiliate” shall mean with respect to any specified entity, any other entity controlling or controlled by or under common control with such specified entity. For the purposes of this definition, “control” when used with respect to a specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” having meanings correlative to the foregoing. For removal of doubt none of (a) MTH Mortgage, LLC, MSC Mortgage, LLC, TRI Pointe Connect, LLC, Day One Mortgage, LLC, Farm Bureau Mortgage, LLC, LGI Mortgage Solutions LLC, Henlopen Mortgage, LLC, BRP Home Mortgage, LLC, CUSA Affordable Housing, LLC, Commercial Agency USA, LLC, (b) any Permitted Holder or (c) any joint venture formed by Seller or the Permitted Holders after the date hereof which (i) Seller holds a non-controlling interest and (ii) whose financial performance has no material impact on Seller’s financial performance; in all cases shall be considered an Affiliate for purposes of this Agreement or any other Program Document.
“Agency” shall mean Freddie Mac, Fannie Mae or Ginnie Mae, as applicable.
“Agency Approval” shall mean the approvals of Seller from the relevant Agencies as set forth on Schedule 4 hereof.

“Agency High LTV Mortgage Loan” shall mean a Mortgage Loan, which is secured by a first lien, and such Mortgage Loan (a) conforms to the requirements of an Agency for securitization or cash purchase and (b) has a LTV in excess of the amounts for Conforming Mortgage Loans but otherwise meets the requirements of the “High LTV Refinance Option” program implemented by Fannie Mae or the “Enhanced Relief Refinance” program implemented by Freddie Mac, as applicable.
“Agency-Required eNote Legend” shall mean the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth on Exhibit I to the Custodial Agreement, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable.
“Agency Security” shall mean a security issued in exchange for Purchased Mortgage Loans and backed by such Purchased Mortgage Loans that is (a) guaranteed by Ginnie Mae or (b) issued by Fannie Mae or Freddie Mac.

Exhibit H-5
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“Agency Security Issuance Failure” shall mean the failure of an Agency to cause the Delivery of an Agency Security in accordance with a Takeout Commitment.
“Aging Limit” shall have the meaning specified in the Pricing Letter.
“Agreement” shall mean this Amended and Restated Master Repurchase Agreement between Buyer and Seller, dated as of the date hereof, as the same may be further amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Annual Financial Statement Date” shall have the meaning set forth in the Pricing Letter.
“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Seller or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” shall have the meaning set forth in Section 10(x) of this Agreement.
“Application” shall mean the application delivered by Seller to Buyer in connection with Buyer’s approval of Seller for the program evidenced by this Agreement and any renewal thereof.
“Appraisal” shall mean an appraisal meeting the requirements of the representations and warranties set forth in paragraph (oo) on Schedule 1 hereto.
“Appraised Value” shall mean (i) the value set forth in an Appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property or (ii) in the case of property inspection waiver Mortgage Loans, the value accepted by Fannie Mae or Freddie Mac’s automated underwriting system as the value of the Mortgaged Property.
“Appropriate Federal Banking Agency” shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.
“Approved CPA” shall mean a certified public accountant approved by Buyer in writing in its sole discretion.
“Approved Investor” shall mean any institution which has made a Takeout Commitment and has been approved by Buyer and not subsequently disapproved by Buyer.
“Approved Mortgage Product” shall mean each Mortgage Product approved by Buyer as identified in the Pricing Letter. Notwithstanding any reference to a Mortgage Product

Exhibit H-6
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herein, such Mortgage Product shall not be an Approved Mortgage Product unless expressly identified as such in the Pricing Letter.
“Approved Underwriting Guidelines” shall mean the underwriting guidelines approved by Buyer in its sole good faith discretion.
“Asset Value” shall, with respect to each Eligible Mortgage Loan or Agency Security, as of any date of determination, have the meaning specified under the heading “Asset Value” on Schedule 1 to the Pricing Letter subject to modification pursuant to the terms below. Where a Purchased Asset may qualify for two or more Asset Values hereunder, unless otherwise expressly agreed to by the Buyer in writing, such Purchased Asset shall be assigned the lower Asset Value. Without limiting the generality of the foregoing, Seller acknowledges that:
(a)the Asset Value of a Purchased Asset may be reduced to zero by Buyer if:
(i)such Purchased Asset is a Purchased Mortgage Loan that ceases to be an Eligible Mortgage Loan;
(ii)such Mortgage Note related to a Purchased Asset that is a Purchased Mortgage Loan has been released from the possession of Buyer (other than to an Approved Investor pursuant to a Bailee Letter) for a period in excess of twenty (20) calendar days;
(iii)such Purchased Asset is a Purchased Mortgage Loan that has been released from the possession of Buyer to an Approved Investor pursuant to a Bailee Letter for a period in excess of twenty (20) calendar days;
(iv)such Purchased Asset is a Purchased Mortgage Loan that is a Wet Loan for which the related Mortgage File has not been received by Buyer on or prior to the end of the Aging Limit for such Wet Loan; or
(v)such Purchased Asset is rejected by the related Approved Investor or there shall occur a Takeout Failure;
(vi)such Purchased Asset that is a Purchased Mortgage Loan is not properly registered on the MERS® System in accordance with the Electronic Tracking Agreement within (x) with respect to Purchased Mortgage Loans other than Correspondent Mortgage Loans, twelve (12) Business Days of the related Purchase Date and (y) with respect to Purchased Mortgage Loans that are Correspondent Mortgage Loans, fifteen (15) Business Days of the related Purchase Date;
(vii)such Purchased Asset is a Purchased Mortgage Loan that is a Delinquent Mortgage Loan;
(viii)such Purchased Asset has been subject to Transactions hereunder for a period of greater than its applicable Aging Limit;

Exhibit H-7
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(ix)such Purchased Asset is a Purchased Mortgage Loan that Buyer has determined in its sole good faith discretion is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry with respect to substantially similar Mortgage Loans; or
(x)such Purchased Asset contains a breach of a representation warranty made by Seller in this Agreement; and
(b)the aggregate Asset Value of each Approved Mortgage Product shall not exceed the Concentration Limit for such applicable Approved Mortgage Product. If the aggregate Asset Value for any Approved Mortgage Product exceeds the applicable Concentration Limit, Buyer may, in its sole discretion, reduce the value of any related Purchased Assets selected by Buyer to zero until the aggregate Asset Value for such Approved Mortgage Product is less than or equal to the applicable Concentration Limit.
“Assignment and Acceptance” shall have the meaning set forth in Section 17 of this Agreement.
“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.
“Assignment of Proprietary Lease” shall mean the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary Lease securing a Co-op Loan.
“Authoritative Copy” shall mean, with respect to an eNote, the unique copy of such eNote that is within the Control of the Controller.
“Bailee Letter” shall have the meaning assigned to such term in the Custodial Agreement.
“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership meeting the requirements of the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Beneficial Tax Owners” shall have the meaning set forth in Section 7(e)(v) of this Agreement.
“Business Day” shall mean a day other than (a) a Saturday or Sunday or (b) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York or the State of California.

Exhibit H-8
LEGAL02/40558019v11

“Buydown Amount” shall mean amounts held in the Operating Account to the extent not applied to Obligations under this Agreement.

“Buydown Application Request” shall have the meaning set forth in Section 9(f) of this Agreement.

“Buydown Availability” shall mean that portion of the Buydown Amount in excess of the Minimum Balance Requirement.

“Buydown Determination Date” shall mean the Friday of each calendar week; provided that if such day is not a Business Day, the preceding Business Day.

“Buydown Determination Period” shall mean the thirty (30) calendar days prior to any Buydown Determination Date.

[***]
“Buyer” shall mean UBS AG, by and through its branch office at 1285 Avenue of Americas and, with respect to Section 7, its participants.
“Capitalized Mortgage Servicing Rights” shall have the meaning specified in the Pricing Letter.
“Change in Control” shall mean:
(a)any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 51% or more of the equity securities of loanDepot, Inc., a Delaware corporation, entitled to vote for members of the board of directors or equivalent governing body of Seller on a fully-diluted basis; or
(b)the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction) to a Person that is not a Subsidiary or an Affiliate of Seller; or
(c)Mr. Anthony Hsieh shall (i) no longer be employed by Seller or (ii) shall no longer be involved in the day to day operations of Seller; or
(d)there is a change in the majority of the board of directors of Seller during any twelve month period; or

(e)if such Person is a Delaware limited liability company, such Person enters into any transaction or series of transactions to adopt, file, effect or consummate a

Exhibit H-9
LEGAL02/40558019v11

Division, or otherwise permits any such Division to be adopted, filed, effected or consummated.
“Closing Protection Letter” shall mean a letter of indemnification from a title insurer addressed to Seller and/or Buyer or for which Buyer is a third party beneficiary, with coverage that is customarily acceptable to Persons engaged in the origination of mortgage loans, identifying the Settlement Agent covered thereby and indemnifying Seller and/or Buyer (directly or as a third party beneficiary) against losses incurred due to malfeasance or fraud by the Settlement Agent or the failure of the Settlement Agent to follow the specific escrow instructions specified by Seller to the Settlement Agent or otherwise by Buyer with respect to the closing of the Mortgage Loan. The Closing Protection Letter shall be either with respect to the individual Mortgage Loan being purchased pursuant hereto or a blanket Closing Protection Letter which covers closings conducted by the Settlement Agent in the jurisdiction in which the closing of such Mortgage Loan takes place.
“CLTA” shall mean California Land Title Association, or any successor thereto.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Concentration Limit” shall have the meaning specified in the Pricing Letter.
“Confidential Information” shall have the meaning set forth in Section 11(u) of this Agreement.
“Confidential Terms” shall have the meaning set forth in Section 30 of this Agreement.
“Confirmation” shall mean an electronic confirmation of a Transaction delivered by Buyer to Seller in accordance with Section 3(c)(v) of this Agreement.
“Conforming Mortgage Loan” shall mean a Mortgage Loan, which is secured by a first lien, such Mortgage Loan (a) conforms to the requirements of an Agency for securitization or cash purchase and has (i) a minimum FICO score of 660, (ii) a DTI not more than 45% and (iii) a LTV not greater than 100% or (b) is eligible to be insured by FHA, guaranteed by VA or guaranteed by RD (excluding any Mortgage Loan which exceeds Agency guidelines for maximum general conventional loan amount) and (i) has a minimum FICO score of 640; (ii) has a DTI not more than 50% and (iii) has a LTV not greater than 100%.
“Control” shall mean, with respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-Sign, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.
“Control Failure” shall mean, with respect to an eNote, (i) if the Controller status of the eNote shall not have been transferred to Buyer, (ii) Buyer shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry (other than pursuant to a Bailee Letter), (iii) if the eVault shall have released the Authoritative Copy of an eNote in

Exhibit H-10
LEGAL02/40558019v11

contravention of the requirements of the Custodial Agreement, or (iv) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial Agreement.
“Controller” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-Sign, as applicable.
“Co-op Corporation” shall mean, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.
“Co-op Loan” shall mean a Mortgage Loan secured by the pledge of stock allocated to a Co-op Unit in a Co-op Corporation and collateral assignment of the related Proprietary Lease.
“Co-op Project” shall mean, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.
“Co-op Shares” shall mean, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a Stock Certificate.
“Co-op Unit” shall mean, with respect to any Co-op Loan, a specific unit in a Co-op Project.
“Correspondent Mortgage Loan” shall mean a Mortgage Loan originated by a third party originator and acquired by Seller in accordance with Seller’s correspondent Mortgage Loan program.
“Costs” shall have the meaning set forth in Section 14(a) of this Agreement.
“Credit File” shall mean with respect to each Mortgage Loan, the documents and instruments relating to the origination and administration of such Mortgage Loan.
“Custodial Account” shall have the meaning set forth in Section 5(b) of this Agreement.
“Custodial Agreement” shall mean that certain Amended and Restated Custodial Agreement dated as of July 8, 2020, among Seller, Buyer and Custodian as the same may be amended from time to time.
“Custodial Loan Transmission” shall have the meaning set forth in the Custodial Agreement.
“Custodian” shall mean Deutsche Bank National Trust Company, or any successor thereto under the Custodial Agreement.

Exhibit H-11
LEGAL02/40558019v11

“DE Compare Ratio” shall mean the Two Year FHA Direct Endorsement Lender Compare Ratio, excluding streamline FHA refinancings, as made publicly available by HUD.
“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Defaulting Party” shall have the meaning set forth in Section 29 of this Agreement.
“Defective Mortgage Loan” shall mean a Mortgage Loan (a) which is in foreclosure, has been foreclosed upon or has been converted to real estate owned property, (b) for which the Mortgagor is in bankruptcy, (c) that is not subject to a valid and binding Takeout Commitment, (d) that is subject to a Takeout Commitment with respect to which Seller or Approved Investor is in default, (e) that is rejected or excluded for any reason from the related Takeout Commitment by the Approved Investor, (f) that is not purchased by the Approved Investor in compliance with the Takeout Commitment at or prior to the expiration or termination of the Takeout Commitment for any reason, or (g) that is not repurchased by Seller in compliance with the provisions of Section 3(e).
“Delegatee” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.
“Delinquent Mortgage Loan” shall mean any Mortgage Loan as to which any Monthly Payment, or part thereof, remains unpaid for thirty (30) days or more (using the MBA delinquency calculation method) following the original Due Date for such Monthly Payment.
“Delivery” shall mean (a) with respect to any Agency Security permitted to be issued by Ginnie Mae, when Buyer is registered as the registered owner of such Agency Security on Ginnie Mae's central registry and (b) with respect to any Agency Security issued by Fannie Mae or Freddie Mac, the later to occur of (i) the issuance of such Agency Security and (ii) the transfer of all of the right, title and ownership interest in such Agency Security to Buyer or its designee. An Agency Security shall be deemed to be “Delivered” upon Delivery in accordance herewith.
“Depository” shall have the meaning set forth in Section 9(d) of this Agreement.
“Division” shall mean the division of a limited liability company into two or more limited liability companies pursuant to and in accordance with Section 18-217 of Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.
“Dollars” and “$” shall mean lawful money of the United States of America.
“DTI” shall mean with respect to any Mortgagor, the ratio of the Mortgagor’s average monthly debt obligations to the Mortgagor’s average monthly gross income.
“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Exhibit H-12
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“E-Sign” shall mean the federal Electronic Signatures in Global and National Commerce Act, as amended from time to time.
“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.
“Electronic Agent” shall mean MERSCORP Holdings, Inc., or its successor in interest or assigns.
“Electronic Record” shall mean, as the context requires, (i) “Record” and “Electronic Record,” both as defined in E-Sign, and shall include but not be limited to, recorded telephone conversations, fax copies or electronic transmissions, including without limitation, those involving the Warehouse Electronic System, and (ii) with respect to an eMortgage Loan, the related eNote and all other documents comprising the Mortgage File electronically created and that are stored in an electronic format, if any.
“Electronic Signature” shall have the meaning set forth in E-Sign.
“Electronic Tracking Agreement” shall mean one or more Electronic Tracking Agreements with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Purchased Mortgage Loans held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Buyer.
“Electronic Transactions” shall mean transactions conducted using Electronic Records and/or Electronic Signatures or fax copies of signatures.
“Eligible Mortgage Loan” shall mean a Purchased Asset that is a Purchased Mortgage Loan which (a) is an Approved Mortgage Product (unless otherwise approved by Buyer), (b) complies with the representations and warranties set forth on Schedule 1 hereto (assuming that they are made as of each date of determination) (unless otherwise approved by Buyer), (c) is not a Defective Mortgage Loan and (d) is not a Delinquent Mortgage Loan.
“eMortgage Loan” shall mean a Mortgage Loan that is a Conforming Mortgage Loan (other than an FHA Loan, VA Loan or RD Loan) with respect to which there is an eNote and as to which some or all of the other documents comprising the related Mortgage File may be created electronically and not by traditional paper documentation with a pen and ink signature.
“eNote” shall mean, with respect to any eMortgage Loan, the electronically created and stored Mortgage Note that is a Transferable Record.
“eNote Delivery Requirement” shall have the meaning set forth in Section 3(c)(ii) of this Agreement.
“eNote Replacement Failure” shall have the meaning set forth in the Custodial Agreement.

Exhibit H-13
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“ERISA” shall, with respect to any Person, mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and administrative rulings issued thereunder.
“ERISA Affiliate” shall, with respect to any Person, mean any Person which is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.
“Escrow Payments” shall mean, with respect to any Mortgage Loan, the amounts required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.
“eVault” shall mean an electronic repository established and maintained by an eVault Provider for delivery and storage of eNotes.
“eVault Provider” shall mean Document Systems, Inc. d/b/a DocMagic, or its successor in interest or assigns, or such other entity agreed upon by Custodian and Buyer.
“Event of Default” shall have the meaning set forth in Section 12 of this Agreement.
“Excess Proceeds” shall have the meaning set forth in Section 3(e) of this Agreement.
“Excluded Taxes” shall have the meaning set forth in Section 7(e) of this Agreement.
“Expenses” shall mean all present and future expenses incurred by or on behalf of Buyer in connection with this Agreement or any of the other Program Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; reasonable attorneys’ fees; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.
“Fannie Mae” shall mean the Federal National Mortgage Association, or any successor thereto.
“FATCA” shall have the meaning set forth in Section 7(a) of this Agreement.
“FDIA” shall have the meaning set forth in Section 31(d) of this Agreement.
“FDICIA” shall have the meaning set forth in Section 31(e) of this Agreement.
“FHA” shall mean the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and

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including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.
“FHA Loan” shall mean a Mortgage Loan which is the subject of an FHA Mortgage Insurance Certificate.
“FHA Mortgage Insurance Certificate” shall mean the certificate evidencing the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
“FHA Regulations” shall mean the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“FHA, VA and RD Streamlined Mortgage Loan” shall mean a refinance Mortgage Loan available to Mortgagors with existing FHA Loans, VA Loans and RD Loans and such Mortgage Loan is the subject of an FHA Mortgage Insurance Certificate, VA Loan Guaranty Agreement or RD Loan Guaranty Agreement, as applicable.
“FICO” shall mean Fair Isaac & Co., or any successor thereto.
“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Buyer.
“Financial Condition Covenants” shall mean the financial covenants of the Financial Reporting Party as set forth in Section 4 of the Pricing Letter.
“Financial Reporting Party” shall have the meaning specified in the Pricing Letter.
“Financial Statements” shall have the meaning set forth in Section 11(d) of this Agreement.
“Freddie Mac” shall mean Federal Home Loan Mortgage Corporation, or any successor thereto.
“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.
“Ginnie Mae” shall mean the Government National Mortgage Association, or any successor thereto.
“Ginnie Mae Modified Loan” shall mean an FHA Loan, VA Loan or RD Loan that (i) is modified in accordance with the Ginnie Mae guide, (ii) conforms to the requirements of

Exhibit H-15
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Ginnie Mae for securitization; (iii) is not a Wet Loan and (iv) is otherwise acceptable to Buyer in its sole discretion.
“GLB Act” shall have the meaning set forth in Section 11(u) of this Agreement.
“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing and with respect to any insured depository institution, including without limitation the Appropriate Federal Banking Agency.
“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Hash Value” shall mean, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.
“HECM Loan” shall mean a home equity conversion Mortgage Loan which is (a) secured by a first lien and (b) is eligible to be insured by FHA.
“HECM Principal Balance” shall mean the principal balance of a HECM Loan (including without limitation all related servicing fees, scheduled payments and/or unscheduled payments, accrued interest and MIP Payments) reduced by all amounts received or collected in respect of principal on such HECM Loan.
“Hedge Agreement” shall mean, with respect to any or all of the Purchased Assets, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Takeout Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller with a party and with terms, both acceptable to Buyer.
“High Balance Mortgage Loan” shall mean a Mortgage Loan, other than a HECM Loan, which is secured by a first lien (subject to Permitted Encumbrances), and such Mortgage Loan (a) conforms to the requirements of an Agency for securitization or cash purchase; (b) has

Exhibit H-16
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an original Mortgage Loan principal balance in excess of general conventional loan amounts for Conforming Mortgage Loans; (c) has an original Mortgage Loan principal balance that is less than the maximum high balance county limit for the county in which the related Mortgaged Property is located and (d) has a minimum FICO score of 660.
“High Cost Mortgage Loan” shall mean a Mortgage Loan (a) classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) classified as a “high cost,” “high risk,” “high rate,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P’s LEVELS® Glossary of Terms on Appendix E).
“HomePath Mortgage Loan” shall mean a Mortgage Loan that is originated in compliance with Fannie Mae’s HomePath mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time).
“HomePath Renovation Mortgage Loan” shall mean a Mortgage Loan that is originated in compliance with Fannie Mae’s HomePath mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time).
“HomeStyle Renovation Mortgage Loan” shall mean a Mortgage Loan that is originated in compliance with Fannie Mae’s HomeStyle Renovation mortgage loan program (as such program is amended, supplemented or otherwise modified, from time to time).
“Hsieh Investors” shall mean each of Anthony Hsieh, the JLSSAA Trust, established September 4, 2014, JLSA, LLC, Trilogy Mortgage Holdings, Inc., Trilogy Management Investors Six, LLC, Trilogy Management Investors Seven, LLC and Trilogy Management Investors Eight, LLC and each of their respective affiliates.
“HUD” shall mean the Department of Housing and Urban Development or any successor thereto.
“Income” shall mean, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon.
“Indebtedness” shall mean (a) all indebtedness for borrowed money or for the deferred purchase price of property or services and all obligations under leases which are or should be under GAAP, recorded as capital leases, in respect of which a person is directly or contingently liable as borrower, guarantor, endorser or otherwise, or in respect of which a person otherwise assures a creditor against loss, (b) all obligations for borrowed money or for the deferred purchase price of a property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any lien upon property (including without limitation accounts receivable and contract rights) owned by a person, whether or not such person has assumed or become liable for the payment thereof, and (c) all other liabilities

Exhibit H-17
LEGAL02/40558019v11

and obligations which would be classified in accordance with GAAP as liabilities on a balance sheet or to which reference should be made in footnotes thereto.
“Indemnified Party” shall have the meaning set forth in Section 14(a) of this Agreement.

“Index Rate” shall have the meaning set forth in the Pricing Letter.

“Insolvency Event” shall mean, for any Person:
(A)that such Person shall discontinue or abandon operation of a substantial portion of its business; or
(B)that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or
(C)an involuntary proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar Requirement of Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and, in each case, is not stayed, released, vacated, dismissed or fully bonded within forty-five (45) calendar days after the proceeding has been instituted; or
(D)the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar Requirement of Law now or hereafter in effect, or such Person’s consent to the entry of an order for relief in an involuntary case under any such Requirement of Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or
(E)that such Person shall become “insolvent” as such term is defined in Section 101(32)(A) of the Bankruptcy Code; or
(a)if such Person is a corporation, such Person shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (a), (b), (c), (d) or (e).
“Insured Depository Institution” shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.
“Jumbo Mortgage Loan” shall mean a Mortgage Loan which is secured by a first lien (subject to Permitted Encumbrances) Mortgage that (a) has an original Mortgage Loan principal balance in excess of general Conforming Mortgage Loan limits but not in excess of $2,000,000 or such other amount agreed to by Buyer in its sole discretion, (b) has an original

Exhibit H-18
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Mortgage Loan principal balance in excess of the maximum high balance county limit for the county that the subject property is located in but not in excess of $2,000,000 or such other amount agreed to by Buyer in its sole discretion; (c) meets the eligibility requirements of Buyer as determined in its sole discretion and (d) has a Takeout Commitment from an Approved Investor which (i) shall include evidence of an underwriting approval, with no conditions outstanding to close the Mortgage Loan and a Takeout Price, purchase price commitment number and purchase price commitment expiration date for the Mortgage Loan or (ii) is in form and substance acceptable to Buyer in its sole discretion.
“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.
“Litigation Threshold” shall have the meaning specified in the Pricing Letter.
“LTV” shall mean (a) with respect to any Mortgage Loan other than an Agency High LTV Mortgage Loan and a HECM Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property at origination and (b) with respect to any Mortgage Loan that is an Agency High LTV Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property as of the date such Mortgage Loan is funded as a refinanced Mortgage Loan under the “High LTV Refinance Option” program implemented by Fannie Mae or the “Enhanced Relief Refinance” program implemented by Freddie Mac, as applicable.
“Location” shall mean, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.
“Maintenance Fee Rate” shall have the meaning specified in the Pricing Letter.
“Manufactured Home Mortgage Loans” shall have the meaning specified in paragraph (k) on Schedule 1.
“Margin Call” shall have the meaning specified in Section 4(b) of this Agreement.
“Margin Deficit” shall have the meaning specified in Section 4(b) of this Agreement.
“Market Value” shall mean, as of any date with respect to any Purchased Asset, the price at which such Purchased Asset could readily be sold as determined by Buyer in its sole discretion on a servicing released basis which price may be determined to be zero. Seller acknowledges that Buyer’s determination of Market Value is for the limited purpose of determining the value of the Purchased Assets for the purposes hereunder without the ability to perform customary Buyer’s due diligence and is not necessarily equivalent to a determination of the fair market value of the Purchased Assets achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default hereunder and the bidders have adequate opportunity to perform customary loan and servicing due diligence. Buyer’s good faith determination of Market Value shall be conclusive upon the parties absent manifest error.
“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations or financial condition of Seller, (b) the ability of Seller to perform

Exhibit H-19
LEGAL02/40558019v11

its obligations under any of the Program Documents to which it is a party, (c) the validity or enforceability of any of the Program Documents, (d) the rights and remedies of Buyer or any Affiliate under any of the Program Documents, (e) the timely payment of any amounts payable under the Program Documents or (f) the Asset Value of the Purchased Assets taken as a whole.
“Maximum Aggregate Purchase Price” shall have the meaning set forth in the Pricing Letter.
“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS eDelivery” shall mean the transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.
“MERS eRegistry” shall mean the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller, Delegatee and Location of the Authoritative Copy of registered eNotes.
“MERS Org ID” shall mean a number assigned by the Electronic Agent that uniquely identifies MERS members, or, in the case of a MERS Org ID that is a “Secured Party Org ID”, uniquely identifies MERS eRegistry members, which assigned numbers for each of Buyer, Seller and Custodian have been provided to the parties hereto.
“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.
“Minimum Balance Requirement” shall have the meaning set forth in the Pricing Letter.
“MIP Payments” shall mean, with respect to a HECM Loan, all mortgage insurance premiums payable to either HUD or a private mortgage insurer, as set forth in the related Mortgage File.
“Modification Agreement” shall mean, with respect to a Ginnie Mae Modified Loan, the agreement that modifies the terms of the Mortgage Loan in accordance with the Ginnie Mae guide.
“Monthly Financial Statement Date” shall have the meaning set forth in the Pricing Letter.
“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.
“Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first lien, or with respect to a State Bond Loan a first lien

Exhibit H-20
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and all related subordinated liens, (subject to Permitted Encumbrances) on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position (subject to Permitted Encumbrances) is in the Co-op Shares and in the Proprietary Lease relating to such Co-op Shares.
“Mortgage File” shall mean, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in the Custodial Agreement.
“Mortgage Interest Rate” shall mean the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.
“Mortgage Loan” shall mean any first lien, or with respect to a State Bond Loan a first lien and all related subordinated liens, (subject to Permitted Encumbrances), one-to-four-family residential mortgage loan evidenced by a Mortgage Note and secured by a Mortgage, which Mortgage Loan is subject to a Transaction hereunder, which in no event shall include any mortgage loan which (a) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions), (b) includes any single premium credit, life or accident and health insurance or disability insurance, or (c) is a High Cost Mortgage Loan.
“Mortgage Loan Schedule” shall mean with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Seller and delivered to Buyer via the Warehouse Electronic System and to Custodian as specified in the Custodial Agreement, which provides information relating to the Purchased Assets in a format required by Buyer.
“Mortgage Note” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
“Mortgage Product” shall have the meaning set forth in the Pricing Letter.
“Mortgaged Property” shall mean the real property or other Co-op Loan collateral securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.
“Net Income” shall mean, for any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.
“Non-Excluded Taxes” shall have the meaning set forth in Section 7(a) of this Agreement.
“Non-Exempt Buyer” shall have the meaning set forth in Section 7(e) of this Agreement.
“Nondefaulting Party” shall have the meaning set forth in Section 29 of this Agreement.

Exhibit H-21
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“Obligations” shall mean (a) any amounts owed by Seller to Buyer in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Program Documents and (b) all other obligations or amounts owed by Seller to Buyer or an Affiliate of Buyer under any other contract or agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.
“Omnibus Account” shall mean the account established pursuant to Section 9(d) of this Agreement.
“One-Month LIBOR” shall have the meaning set forth in the Pricing Letter.
“Operating Account” shall mean the account established pursuant to Section 9(d) of this Agreement.
“Operating Account Rate” shall have the meaning specified in the Pricing Letter.
“Other Conforming Mortgage Loan” shall mean a Mortgage Loan, which is secured by a first lien, or with respect to a State Bond Loan a first lien and all related subordinated liens, (subject to Permitted Encumbrances), such Mortgage Loan (a) conforms to the requirements of an Agency for securitization or cash purchase, (b) is eligible to be insured by FHA, guaranteed by VA or guaranteed by RD (excluding any Mortgage Loan which exceeds Agency guidelines for maximum general conventional loan amount) or (c) conforms to the requirements of the qualifying local or state governmental homeownership program administered by a Housing Finance Agency (as defined under 24 CFR 266.5), but in the case of (a)-(c) does not otherwise meet all of the requirements of a Conforming Mortgage Loan or State Bond Loan as set forth herein.
“Other Taxes” shall have the meaning set forth in Section 7(b) of this Agreement.
“Overnight LIBOR” shall have the meaning set forth in the Pricing Letter.
“Parthenon Investors” shall mean each of Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P., Parthenon Investors IV, L.P., Parthenon Capital Partners Fund II, L.P. and PCP Managers, L.P. each of their respective affiliates.
“Permitted Holders” shall mean any of the Hsieh Investors and the Parthenon Investors.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Encumbrances” shall mean the items described in clauses (m)(i) through (iii) of Schedule 1.
“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

Exhibit H-22
LEGAL02/40558019v11

“Plan” shall have the meaning set forth in Section 10(s) of this Agreement.
“PMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.
“Post-Default Rate” shall have the meaning set forth in the Pricing Letter.
“Power of Attorney” shall have the meaning set forth in Section 8(d) of this Agreement.
“Price Differential” shall mean, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).
“Pricing Letter” shall mean that certain letter agreement among Buyer and Seller, dated as of the date hereof, as the same may be amended from time to time.
“Pricing Rate” shall have the meaning set forth in the Pricing Letter.
“Program Documents” shall mean this Agreement, the Pricing Letter, the Custodial Agreement, the Electronic Tracking Agreement, the Application, a Servicer Notice, if any, and the Power of Attorney.
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Proprietary Lease” shall mean the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.
“Purchase Advice” shall mean a list of Purchased Assets that are requested to be repurchased in connection with a sale to an Approved Investor which shall set forth the loan identification numbers and related Takeout Price on a loan-by-loan and aggregate basis in an electronic format agreed to by Buyer.
“Purchase Advice Deficiency” shall have the meaning set forth in Section 3(e) of this Agreement.
“Purchase Date” shall mean the date on which Purchased Assets are transferred by Seller to Buyer or its designee.
“Purchase Price” shall have the meaning set forth in the Pricing Letter.
“Purchased Agency Security” shall mean each Agency Security that is subject to a Transaction and which has not been repurchased by Seller hereunder.

Exhibit H-23
LEGAL02/40558019v11

“Purchased Assets” shall mean the Purchased Mortgage Loans and the Purchased Agency Securities.
“Purchased Mortgage Loan” shall mean each Mortgage Loan sold by Seller to Buyer in a Transaction, as reflected in the Confirmation, and which has not been repurchased by Seller hereunder.
“QM Rule” shall mean 12 CFR 1026.43(e), including all applicable official staff commentary.
“Qualified Insurer” shall mean a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and acceptable under the Approved Underwriting Guidelines.
“Qualified Mortgage” shall mean a Mortgage Loan that satisfies the criteria for a “qualified mortgage” as set forth in the QM Rule.
“RD” shall mean the United States Department of Agriculture Rural Development and any successor thereto.
“RD Loan” shall mean a Mortgage Loan which is the subject of a RD Loan Guaranty Agreement as evidenced by a loan guaranty.
“RD Loan Guaranty Agreement” shall mean the agreement evidencing the contractual obligation of the RD respecting the guaranty of an RD Loan.
“Recognition Agreement” shall mean, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.
“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Asset. Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to the Purchased Asset and any other instruments necessary to document or service a Mortgage Loan.
“Register” shall have the meaning set forth in Section 18(b) of this Agreement.
“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .21, .22, .24, .26, .27 or .28 of PBGC Reg. § 4043.

Exhibit H-24
LEGAL02/40558019v11

“Reporting Period” shall have the meaning provided in Section 10(s) of this Agreement.
“Repurchase Assets” shall have the meaning provided in Section 8(a) of this Agreement.
“Repurchase Date” shall mean the date on which Seller is to repurchase the Purchased Assets subject to a Transaction from Buyer which shall be the earliest of (i) the Termination Date or (ii) any date determined by application of the provisions of Sections 3(e) or 13.
“Repurchase Price” shall mean the price at which Purchased Assets are to be transferred from Buyer or its designee to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of (a) the Purchase Price; (b) any unpaid Price Differential plus (c) any Warehouse Fees or other fees due as of the date of such determination.
“Requirement of Law” shall mean as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its Property is subject.
“Responsible Officer” shall mean an officer of Seller listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.
“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.
“Sanctions” shall have the meaning set forth in Section 10(y) of this Agreement.
“Scheduled Indebtedness” shall have the meaning set forth in Section 10(n) of this Agreement.
“Scratch and Dent Mortgage Loan” means a first lien Mortgage Loan that satisfies the following criteria:
(a) contains certain underwriting errors or other defects disclosed to and approved by Buyer in its sole discretion;
(b) but for such error or defect, the Mortgage Loan would be eligible for sale to an Agency;
(c) that is eligible to sale to an Approved Investor other than an Agency;
(d) that is not a Delinquent Mortgage Loan;
(e) the related Mortgage Note and Mortgage are enforceable without any right of rescission, set-off, counterclaim or other defense;

Exhibit H-25
LEGAL02/40558019v11

(f) the related Mortgage establishes and creates a valid, enforceable and perfected first lien and first priority security interest on the Mortgaged Property;
(g) is a Qualified Mortgage Loan and meets the Ability to Repay Rule;
(h) the related Mortgagor’s FICO score at the time of origination was 660 or higher;
(i) has an LTV/CLTV of 90% or less; and
(j) is otherwise acceptable to Buyer in its sole discretion.
“SEC” shall have the meaning set forth in Section 32 of this Agreement.
“Section 4402” shall have the meaning set forth in Section 29 of this Agreement.
“Seller” shall mean loanDepot.com, LLC, or any successor in interest thereto.
“Servicer” shall mean Seller, Cenlar FSB, or any other third party servicer acceptable to Buyer in its sole discretion and any successors in interest and assigns as approved by Buyer.
“Servicer Notice” shall mean (a) that certain notice, dated as of July 26, 2016, among Buyer, Seller and Cenlar FSB, and (b) any other notice acknowledged by any Subservicer and any Servicer that is not the Seller or Cenlar FSB substantially in the form of Exhibit C to this Agreement.
“Servicing Agent” shall mean, with respect to an eNote, the field entitled, “Servicing Agent” in the MERS eRegistry.
“Servicing Agreement” shall have the meaning set forth in Section 15(b) of this Agreement.
“Servicing Rights” shall mean the rights of any Person to administer, service or subservice, the Purchased Assets or to possess related Records.
“Settlement Agent” shall mean a closing agent or a title insurance company or its agent which has not been disapproved by Buyer in its sole discretion.
“SIPA” shall have the meaning set forth in Section 32 of this Agreement.
“State Bond Loan” shall mean a Mortgage Loan (including the first lien and all related subordinated liens), which (a) is originated and underwritten in accordance with qualifying local or state governmental homeownership program administered by a Housing Finance Agency (as defined under 24 CFR 266.5) in a State approved by Buyer in its sole discretion and (b) either (i) conforms to the requirements of an Agency for securitization or cash purchase and has (A) a minimum FICO score of 660, (B) a DTI of not more than 45% and (C) a LTV not greater than 100% or (ii) is eligible to be insured by FHA, guaranteed by VA or

Exhibit H-26
LEGAL02/40558019v11

guaranteed by RD and has (A) a minimum FICO score of 640; (B) a DTI of not more than 50% and (C) has a LTV not greater than 100%.
“Stock Certificate” shall mean, with respect to a Co-op Loan, the certificates evidencing ownership of the Co-op Shares issued by the Co-op Corporation.
“Stock Power” shall mean, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.
“Subservicer” shall have the meaning set forth in Section 15(b) of this Agreement.
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Successor Rate” shall mean a rate determined by Buyer in accordance with Section 5(i) of this Agreement.
“Successor Servicer” shall have the meaning set forth in Section 15(g) of this Agreement.
“Takeout Commitment” shall mean (a) with respect to Purchased Assets other than Jumbo Mortgage Loans and Purchased Agency Securities, either (i) a commitment of Seller to sell one or more such Purchased Assets to an Approved Investor (including an Agency) and the corresponding Approved Investor’s (including an Agency’s) commitment back to Seller to effectuate the foregoing, which commitment may be in the form of a “to be allocated” (TBA) commitment for which the related Purchased Assets are allocated or (ii) a commitment of an Agency to swap one or more Purchased Mortgage Loans for an Agency Security, which commitment may be in the form of a “to be allocated” (TBA) commitment for which the related Purchased Mortgage Loans are allocated; (b) with respect to Purchased Assets that are Jumbo Mortgage Loans, (i) a commitment of Seller to sell one or more such Purchased Assets to an Approved Investor and the corresponding Approved Investor’s commitment back to Seller to effectuate the foregoing, or (ii) evidence that the Seller is granted delegated authority by the Approved Investor, which in each instance meets the requirements set forth in the definition of “Jumbo Mortgage Loan”; and (c) with respect to Purchased Agency Securities, a commitment of Seller to sell one or more Purchased Agency Securities to an Approved Investor and the corresponding Approved Investor’s commitment back to Seller to effectuate the foregoing; and in each case, the expiration date of such commitment has not occurred.
“Takeout Failure” shall mean, with respect to any Takeout Commitment (a) for the purchase of a Purchased Asset, the failure of the Approved Investor to purchase such

Exhibit H-27
LEGAL02/40558019v11

Purchased Asset pursuant to such Takeout Commitment and (b) for the swap of a Purchased Mortgage Loan for an Agency Security backed by such Purchased Mortgage Loan, an Agency Security Issuance Failure.
“Takeout Price” shall mean the price at which the Approved Investor has agreed to purchase a Purchased Asset from the Seller.
“Tax Compliance Certificate” shall have the meaning set forth in Section 7(e)(ii) of this Agreement.
“Taxes” shall have the meaning set forth in Section 7(a) of this Agreement.
“Temporary Increase” shall have the meaning set forth in Section 3(f) of this Agreement.
“Temporary Increase Request” shall mean a request by Seller for a Temporary Increase in the form of Exhibit G hereto.
“Temporary Maximum Aggregate Purchase Price” shall have the meaning set forth in Section 3(f) of this Agreement.
“Termination Date” shall have the meaning set forth in the Pricing Letter.
“Third Party Participants” shall have the meaning set forth in Section 11(x) of this Agreement.
“Third Party Transaction Parties” shall have the meaning set forth in Section 16 of this Agreement.
“Trade Assignment” shall mean an assignment to Buyer of a forward trade between an Approved Investor and Seller with respect to one or more Purchased Agency Securities substantially in the form of Exhibit D hereto.
“Transaction” shall have the meaning specified in Section 1 of this Agreement.
“Transaction Request” shall mean a request from Seller to Buyer to enter into a Transaction, which shall be submitted electronically through the Warehouse Electronic System.
“Transfer of Control” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.
“Transfer of Control and Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.
“Transfer of Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.
“Transferable Record” shall mean an Electronic Record under E-Sign and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in

Exhibit H-28
LEGAL02/40558019v11

writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.
“Trust Receipt” shall mean the “Master Trust Receipt” as defined in the Custodial Agreement.
“UETA” shall mean the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.
“Unauthorized Servicing Agent Modification” shall have the meaning set forth in the Custodial Agreement.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection or effect of perfection or non-perfection.
“U.S. Treasury Regulations” shall mean regulations promulgated by the U.S. Department of the Treasury under the Code.
“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.
“VA Loan” shall mean a Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate.
“VA Loan Guaranty Agreement” shall mean the agreement evidencing the contractual obligation of the VA respecting the guaranty of a VA Loan.
“Warehouse Accounts” shall have the meaning set forth in Section 9(c) of this Agreement.
“Warehouse Electronic System” shall mean the system utilized by Buyer either directly, or through its vendors, and which may be accessed by Seller in connection with delivering and obtaining information and requests in connection with the Program Documents.
“Warehouse Facility” shall have the meaning set forth in the Pricing Letter.
“Warehouse Fees” shall have the meaning set forth in the Pricing Letter.
“Wet Delivery Deadline” shall have the meaning set forth in the Pricing Letter.

Exhibit H-29
LEGAL02/40558019v11

“Wet Loan” shall mean a Mortgage Loan (other than a Scratch and Dent Mortgage Loan) which Seller is selling to Buyer simultaneously with the origination thereof
“Wiring Instructions” shall mean the wiring instructions of Buyer and Seller as provided to the other party in writing, as applicable.
SECTION 3.INITIATION; TERMINATION
(a)Conditions Precedent to Initial Transaction. Buyer’s agreement to continue to enter into Transactions hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:
(i)Program Documents. The Program Documents duly executed and delivered by the parties thereto.
(ii)Officer’s Certificate. An officer’s certificate of Seller substantially in the form of Exhibit B attached hereto which shall include (A) certified copies of the organizational documents of Seller and (B) a certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.
(iii)[reserved].
(iv)Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Assets and other Repurchase Assets have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.
(v)Insurance. Evidence that Seller has added endorsements for theft of warehouse lender money and collateral, naming Buyer as a loss payee under its Fidelity Insurance and as a direct loss payee/right of action under its errors and omissions insurance policy.
(vi)Warehouse Fees. Payment of any Warehouse Fees and other costs and expenses due and payable to Buyer hereunder.
(vii)Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.
(b)Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 3(b), Buyer may enter into a Transaction with Seller. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of

Exhibit H-30
LEGAL02/40558019v11

the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:
(i)Due Diligence Review. Without limiting the generality of Section 16 of this Agreement, Buyer shall have completed, to its satisfaction, its preliminary due diligence review of the related Mortgage Loans and Seller Parties.
(ii)No Default. No Default or Event of Default shall have occurred and be continuing under the Program Documents.
(iii)Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 10 of this Agreement, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).
(iv)Maximum Aggregate Purchase Price. After giving effect to the requested Transaction, the aggregate outstanding Purchase Price for all Purchased Assets subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Aggregate Purchase Price.
(v)No Margin Deficit. After giving effect to the requested Transaction, the Asset Value of all Purchased Assets exceeds the aggregate Purchase Price for such Transactions.
(vi)Transaction Request. Seller shall have delivered to Buyer a Mortgage Loan Schedule with respect to all Mortgage Loans subject to the requested Transaction pursuant to the timeframes set forth in Section 3(c) of this Agreement.
(vii)Delivery of Mortgage File. Seller shall have delivered to Custodian the Mortgage File with respect to each Mortgage Loan (other than a Wet Loan) subject to the requested Transaction in accordance with the timeframes set forth in the Custodial Agreement.
(viii)Delivery of Trust Receipt. Custodian shall have delivered to Buyer, in accordance with the timeframes set forth in the Custodial Agreement, a Trust Receipt and a Custodial Loan Transmission with respect to each Mortgage Loan subject to the requested Transaction.
(ix)Release Documentation. If requested by Buyer, Seller shall have delivered to Buyer (a) with respect to a Correspondent Mortgage Loan, a bailee letter from the third party originator or its designee; (b) with respect to a Mortgage Loan that has been subject to a third party warehouse agreement (as approved by Buyer), a release from the related warehouse lender and (c) with respect a Mortgage Loan that Buyer is

Exhibit H-31
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purchasing directly from Seller (as approved by Buyer), a release from Seller, in each case in form and substance acceptable to Buyer in its sole discretion.
(x)Fees and Expenses. Buyer shall have received all fees and expenses as contemplated by Sections 9 and 14(b) which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder; and
(xi)No Violation of Law. If any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and bylaws or other organizational or governing documents) or any change in the interpretation or application of any Requirement of Law thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof shall result in Buyer’s entering into any Transaction to be a violation of such Requirement of Law.
(xii)No Material Adverse Change. None of the following shall have occurred and be continuing:
(A)an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or
(B)an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or
(C)there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement; or
(D)there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services.
(xiii)Maintenance of DE Compare Ratio. Seller’s DE Compare Ratio as of the most recent calendar quarter has not exceeded 195%.

Exhibit H-32
LEGAL02/40558019v11

(xiv)Maintenance of Adjusted Tangible Net Worth. The Financial Reporting Party has maintained an Adjusted Tangible Net Worth of not less than $275,000,000.
(xv)Maintenance of Ratio of Indebtedness to Adjusted Tangible Net Worth. The Financial Reporting Party shall maintain the ratio of Indebtedness minus Ginnie Mae Repurchase Liabilities plus Indebtedness Guaranteed by Financial Reporting Party to Adjusted Tangible Net Worth no greater than 15:1.
Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) (other than clauses (xi) and (xii) hereof) have been satisfied (both as of the date of such notice or request and as of Purchase Date).
(c)Initiation.
(i)Throughout each Business Day, Seller may request that Buyer enter into Transactions hereunder by delivering a Mortgage Loan Schedule with respect to all Mortgage Loans subject to the requested Transaction on or prior to (A) with respect to Wet Loans, 4:00 p.m. (New York City time) on the requested Purchase Date and (B) with respect to Mortgage Loans other than Wet Loans, 2:00 p.m. (New York City time) on the Business Day prior to the requested Purchase Date.
(ii)Seller shall deliver to Custodian the Mortgage File with respect to each Mortgage Loan subject to the requested Transaction (A) which is not a Wet Loan, in accordance with the timeframes set forth in the Custodial Agreement, and (B) with respect to each Wet Loan, on or prior to the Wet Delivery Deadline; provided that, with respect to any eMortgage Loan, Seller shall deliver to Custodian each of Buyer’s and Seller’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Buyer, (iii) the Location status of the related eNote to be transferred to Custodian, and (iv) the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRegistry (collectively, the “eNote Delivery Requirements”).
(iii)Following receipt of such request, Buyer shall agree to enter into such requested Transaction so long as the conditions set forth herein are satisfied and after giving effect to the requested Transaction the aggregate outstanding Purchase Price does not exceed the Maximum Aggregate Purchase Price, in which case Buyer shall remit the Purchase Price pursuant to the Seller’s Wiring Instructions.
(iv)Buyer’s remittance of the Purchase Price in connection with the Transaction and Seller’s acceptance thereof, will constitute the parties agreement to enter into such Transaction. Upon remittance of the Purchase Price to Seller, Seller hereby grants, assigns, conveys and transfers all rights in and to the Purchased Assets evidenced

Exhibit H-33
LEGAL02/40558019v11

on the related Mortgage Loan Schedule submitted through the Warehouse Electronic System.
(v)Buyer shall confirm the terms of each Transaction by posting a Confirmation on the Warehouse Electronic System by the end of the day on each Purchase Date. Each Confirmation together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date such Confirmation was posted on the Warehouse Electronic System or unless a corrected Confirmation is posted by Buyer; provided that Buyer’s failure to post a Confirmation shall not affect the obligations of Seller under any Transaction. An objection sent by Seller must state specifically that such writing which is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that Seller believes they should be stated, and must be received by Buyer no more than two (2) Business Days after the Confirmation was posted on the Warehouse Electronic System.
(vi)The Repurchase Date for each Transaction shall not be later than the Termination Date.
(d)Issuance of Agency Securities. Upon the written approval of Buyer and subject to (x) Seller’s prompt delivery to the applicable Agency any and all documents necessary to enable such Agency to make Delivery to Buyer or its designee of an Agency Security backed by the related Purchased Mortgage Loans and (y) receipt of the applicable Trade Assignment, Seller may cause Purchased Mortgage Loans to be pooled for the purpose of backing an Agency Security. At such time as an Agency Security backed by a pool of Purchased Mortgage Loans is delivered to Buyer by the applicable Agency, (a) such Agency Security shall immediately and with no further action on the part of Buyer, Seller or Custodian become subject to a Transaction hereunder and (b) the pool of Purchased Mortgage Loans backing such Agency Security shall immediately and with no further action on the part of Buyer, Seller or Custodian no longer be subject to a Transaction hereunder and Buyer shall have been deemed to release any ownership and/or security interest it has in such pool of Purchased Mortgage Loans.
(e)Repurchase; Purchase by an Approved Investor.
(i)Seller may repurchase Purchased Assets without penalty or premium on any date by remitting to Buyer the applicable Repurchase Price pursuant to the Buyer’s Wiring Instructions.
(ii)Any repurchase of Purchased Assets may occur simultaneously with a sale of the Purchased Asset to an Approved Investor subject to the following procedures:
(A) Seller shall instruct the Approved Investor to remit directly to Buyer pursuant to Buyer’s Wiring Instructions no later than 4:00 p.m. (New York City time) on any Business Day the Takeout Price in an amount equal to the Repurchase Price for such Purchased Asset.

Exhibit H-34
LEGAL02/40558019v11

(B)Simultaneously, Seller shall deliver to Buyer electronically the related Purchase Advice. The Takeout Price received by Buyer must equal the amount set forth on the Purchase Advice.
(C)The Takeout Price shall be applied to reduce the Repurchase Price in respect of the Purchased Assets listed on the Purchase Advice. In the event the Takeout Price is less than the Repurchase Price, the Buyer shall withdraw funds from the Operating Account and Warehouse Accounts such that no deficiency exists. For the avoidance of doubt, Buyer shall not release its interests in any Purchased Asset until such time as it receives the Repurchase Price in full.
(D)In the event Buyer receives the Takeout Price on or prior to 4:00 p.m. (New York City time) and either (x) no Purchase Advice is received or (y) the Takeout Price does not match the amount on the Purchase Advice (a “Purchase Advice Deficiency”), then Buyer shall retain the Takeout Price and the related Purchased Assets shall not be released and the Transactions shall continue to accrue Price Differential under this Agreement until the Purchase Advice Deficiency is remedied. In the event the Takeout Price matches the amount set forth in the Purchase Advice but are in excess of the Repurchase Price (such amount, the “Excess Proceeds”) provided that no Default or Event of Default exists, Buyer shall remit such Excess Proceeds to the Operating Account or as otherwise agreed to by Buyer and Seller.
(E)In no event shall Buyer be liable to Seller, any Approved Investor or any other Person in connection with the procedures set forth herein.
(iii)On the Repurchase Date, termination of the Transaction will be effected by reassignment to Seller or its designee of the Purchased Assets against the simultaneous transfer of the Repurchase Price as described in this Section 3(e). Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset.
(f)Request for Temporary Increase. Seller may request a temporary increase of the Maximum Aggregate Purchase Price (a “Temporary Increase”) by submitting to Buyer an executed Temporary Increase Request, setting forth the requested increased Maximum Aggregate Purchase Price (such increased amount, the “Temporary Maximum Aggregate Purchase Price”) and the effective date and expiration date of such Temporary Increase. Buyer may from time to time, in its sole and absolute discretion, consent to such Temporary Increase, by returning to Seller a countersigned Temporary Increase Request. At any time that a Temporary Increase is in effect, the Maximum Aggregate Purchase Price shall equal the Temporary Maximum Aggregate Purchase Price for all purposes of this Agreement and all calculations and provisions relating to the Maximum Aggregate Purchase Price shall refer to the Temporary Maximum Aggregate Purchase Price. Upon the termination of a Temporary Increase, Seller shall repurchase Purchased Assets in order to reduce the aggregate outstanding Purchase Price of all Transactions to the Maximum Aggregate Purchase Price (as reduced by the termination of such Temporary Increase).

Exhibit H-35
LEGAL02/40558019v11

SECTION 4.MARGIN AMOUNT MAINTENANCE
(a)Buyer shall determine the Market Value of each Purchased Asset at such intervals as determined by Buyer in its sole discretion.
(b)If at any time the aggregate Asset Values of Purchased Assets then subject to Transactions are less than the aggregate Purchase Prices (taking into account the application of any Buydown Availability pursuant to Section 9(f) hereof) for such Purchased Assets (a “Margin Deficit”), then Buyer may by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer or its designee cash in the amount of the Margin Deficit.
(c)Notice delivered pursuant to Section 4(b) may be given by any written or electronic means. Any notice given before 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day.
(d)The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.
(e)Any cash transferred to Buyer pursuant to Section 4(b) above shall be held as unsegregated cash margin and collateral for all Obligations under this Agreement.
SECTION 5.COLLECTIONS; INCOME PAYMENTS
(a)On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Repurchase Date. To the extent a Purchased Asset is subject to a Transaction for a period in excess of forty-five (45) calendar days, at Buyer’s sole option, Price Differential shall be settled in cash on such date and thereafter as more frequently requested by Buyer.
(b)Upon request of Buyer, Seller shall establish and maintain a segregated time or demand deposit account for the benefit of Buyer (the “Custodial Account”) with Buyer, UBS AG Stamford Branch or an Insured Depository Institution acceptable to Buyer in its sole discretion and, upon the occurrence and continuance of an Event of Default, shall deposit into the Custodial Account, within two (2) Business Days of receipt, all Income received with respect to each Mortgage Loan sold hereunder. Upon the occurrence and during the continuance of an Event of Default, Seller shall cause all Income received with respect to the Purchased Assets by any Servicer to be remitted directly to the Custodial Account. Under no circumstances shall Seller deposit any of its own funds into the Custodial Account or otherwise commingle its own funds with funds belonging to Buyer as owner of any Mortgage Loans. Seller shall name the

Exhibit H-36
LEGAL02/40558019v11

Custodial Account “loanDepot.com, LLC in trust for the benefit of UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York.”
(c)All Income received with respect to a Mortgage Loan purchased hereunder, whether or not deposited in the Custodial Account, shall be held in trust for the exclusive benefit of Buyer as the owner of such Mortgage Loan.
(d)Following an Event of Default, Seller shall remit to Buyer all Income and any funds in the Custodial Account as instructed by Buyer in writing. Such remittances shall be by wire transfer in accordance with wire transfer instructions previously given to Seller by Buyer.
(e)Seller authorizes Buyer to withdraw any Income otherwise due Buyer hereunder from any of the Warehouse Accounts and the Operating Account.
(f)Seller shall not change the identity or location of the Custodial Account. Seller shall from time to time, at its own cost and expense, execute such directions to Buyer, and other papers, documents or instruments as may be reasonably requested by Buyer.
(g)If Buyer so requests, Seller shall promptly notify Buyer of each deposit in the Custodial Account, and each withdrawal from the Custodial Account, made by it with respect to Mortgage Loans owned by Buyer and serviced by Seller. Seller shall also promptly deliver to Buyer electronic copies or photocopies of all periodic bank statements and other records relating to the Custodial Account as Buyer may from time to time request.
(h)The amount required to be paid or remitted by Seller to Buyer, not made when due shall bear interest from the due date until the remittance, transfer or payment is made, payable by Seller, at the lesser of the Post-Default Rate or the maximum rate of interest permitted by law. If there is no maximum rate of interest specified by applicable law, interest on such sums shall accrue at the Post-Default Rate.
(i)If Buyer determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining One-Month LIBOR or Overnight LIBOR, Buyer shall give prompt notice thereof to Seller, whereupon the Index Rate and Operating Account Rate, until such notice has been withdrawn by Buyer, shall be an alternative per annum rate based on an index approximating the behavior of One-Month LIBOR or Overnight LIBOR, as applicable, as determined by Buyer in its sole discretion (such rate, a “Successor Rate”).
SECTION 6.REQUIREMENT OF LAW
(a)If any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and bylaws or other organizational or governing documents) including those regarding capital adequacy, or any change in the interpretation or application of any Requirement of Law thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

Exhibit H-37
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(i)shall subject Buyer to any Tax or increased Tax of any kind whatsoever or change the basis of taxation of payments to Buyer;
(ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer;
(iii)shall impose on Buyer any other condition;
and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, or shall have the effect of reducing Buyer’s rate of return then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable on an after-tax basis.
(b)If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.
(c)If Buyer becomes entitled to claim any additional amounts pursuant to this Section 6, it shall promptly notify Seller of the event by reason of which it has become so entitled. A certificate, with supporting documentation, as to any additional amounts payable pursuant to this Section 6 submitted in good faith by Buyer to Seller shall be conclusive in the absence of manifest error.
SECTION 7.TAXES.
(a)Any and all payments by or on behalf of Seller under or in respect of this Agreement or any other Program Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings (including backup withholdings), and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If any Person shall be required under any applicable Requirement of Law to deduct or

Exhibit H-38
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withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Program Documents to Buyer (including, for purposes of Section 6 and this Section 7, any agent, assignee, successor or participant), (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall timely pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 7) such Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of a Buyer, (i) Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Buyer is organized or of its applicable lending office, or any political subdivision thereof, unless such Taxes are imposed as a result of such Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Program Documents (in which case such Taxes will be treated as Non-Excluded Taxes), and (ii) Taxes imposed as a result of its failure to comply with the requirements of Sections 1471 through 1474 of the Code (as in effect on the date hereof) and any U.S. Treasury Regulations promulgated thereunder (“FATCA”).
(b)In addition, Seller hereby agrees to timely pay or, at the Buyer’s option, timely reimburse it for payment of, any present or future stamp, court, recording, documentary, excise, filing, intangible, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Program Document or from the execution, delivery, enforcement or registration of, any performance, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Program Document (collectively, “Other Taxes”).
(c)Seller hereby agrees to indemnify Buyer (including its Beneficial Tax Owners) for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 7 imposed on, paid, deducted or withheld by such Buyer (or any Beneficial Tax Owners thereof) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. A certificate as to the amount of such Taxes or liabilities delivered to Seller by Buyer shall be conclusive absent manifest error. The indemnity by Seller provided for in this Section 7(c) shall apply and be made whether or not the Non-Excluded Taxes, Other Taxes or any other liabilities for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Seller under the indemnity set forth in this Section 7(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.
(d)Within thirty (30) days of request of Buyer, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a certified copy of the official receipt evidencing payment thereof.

Exhibit H-39
LEGAL02/40558019v11

(e)For purposes of this Section 7(e), the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not organized under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:
(i)in the case of a Non-Exempt Buyer that is not a United States person or is a disregarded entity for U.S. federal income tax purposes owned by a person that is not a United States person, a complete and executed (x) U.S. Internal Revenue Service Form W-8BEN with Part II completed in which such Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or
(ii)in the case of a Non-Exempt Buyer that is an individual, (x) for non-United States persons, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit F (a “Tax Compliance Certificate”) or (y) for United States persons, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or
(iii)in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia and that is not a disregarded entity for U.S. federal income tax purposes owned by a person that is not a United States person, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or
(iv)in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Tax Compliance Certificate; or
(v)in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Tax Compliance Certificate, and (y) in the case of a non-withholding foreign partnership or trust, without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “Beneficial Tax Owners”), the documents that would be provided by each such Beneficial Tax Owner if such Beneficial Tax Owner were Buyer; or

Exhibit H-40
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(vi)in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be required by clause (i), (ii), (iii), (iv), (v), (vii) and/or this clause (vi) of this Section 7(e) with respect to its Beneficial Tax Owner if such Beneficial Tax Owner were Buyer; or
(vii)in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity of an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Tax Compliance Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be required by clause (i), (ii), (iii), (iv), (v), (vi), and/or this clause (vii) with respect to each such person if each such person were Buyer; and
(viii)if a payment made to a Buyer under this Agreement or any other Program Documents would be subject to U.S. federal withholding Tax imposed by FATCA if such Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (viii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
If Buyer provides a form pursuant to Section 7(e)(i)(x) and the form provided by the Buyer at the time such Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicates a United States interest withholding tax rate under the tax treaty in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” (“Excluded Taxes”) and shall not qualify as Non-Excluded Taxes unless and until such Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, the Buyer transferor was entitled to indemnification or additional amounts under this Section 7, then the Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent that the Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and the Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.
(f)For any period with respect to which a Buyer has failed to provide Seller with the appropriate form, certificate or other document described in Section 7(e) (other than if such failure is due to a change in any Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was

Exhibit H-41
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required to be provided), such Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 7 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as such Buyer shall reasonably request, to assist such Buyer in recovering such Non-Excluded Taxes.
(g)Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 7 shall survive the termination of this Agreement and the other Program Documents. Nothing contained in Section 6 or this Section 7 shall require Buyer to complete, execute or make available any of its Tax returns or any other information that it deems to be confidential or proprietary, or whose completion, execution or submission would, in Buyer’s judgment, materially prejudice Buyer’s legal or commercial position.
SECTION 8.SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT
(a)Security Interest. On each Purchase Date, Seller hereby sells, assigns and conveys all rights and interests in the Purchased Assets identified on the related Mortgage Loan Schedule and the Repurchase Assets related thereto. Although the parties intend that all Transactions hereunder be sales and purchases and not loans (other than as set forth in Section 20 for U.S. tax purposes), in the event any such Transactions are deemed to be loans, and in any event Seller hereby pledges to Buyer as security for the performance by Seller of the Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in:
(i) the Purchased Assets;
(ii)the Records related to the Purchased Assets;
(iii)the Program Documents (to the extent such Program Documents and Seller’s right thereunder relate to the Purchased Assets);
(iv)any Property relating to any Purchased Asset or the related Mortgaged Property;
(v)any Takeout Commitments relating to any Purchased Assets;
(vi)any Closing Protection Letter, escrow letter or settlement agreement relating to any Purchased Asset;
(vii)any Servicing Rights relating to any Purchased Asset;
(viii)all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance;

Exhibit H-42
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(ix)any Income relating to any Purchased Asset;
(x)the Custodial Account;
(xi)the Warehouse Accounts;
(xii)the Operating Account;
(xiii)any Hedge Agreements relating to any Purchased Asset;
(xiv)any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Asset;
(xv)any other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets;
(xvi)accounts, chattel paper (including electronic chattel paper), goods (including inventory and equipment and any accessions thereto), instruments (including promissory notes), documents, investment property, general intangibles (including payment intangibles and software) in each case related to the Purchased Assets; and
(xvii)together with all accessions and additions thereto, substitutions and replacements therefor, and all products and proceeds of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Repurchase Assets”).
(b)Servicing Rights. Seller acknowledges that it has sold the Purchased Assets to Buyer on a servicing released basis and it has no rights to service the Purchased Assets. Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(xi) of the Bankruptcy Code.
(c)Financing Statements. Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets and the Servicing Rights as Buyer, at its option, may deem appropriate. Seller shall pay the searching and filing costs for any financing statement or statements prepared or searched pursuant to this Agreement.
(d)Buyer’s Appointment as Attorney in Fact. Seller agrees to execute a Power of Attorney, the form of Exhibit E hereto (the “Power of Attorney”), to be delivered on the date hereof.

Exhibit H-43
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SECTION 9.PAYMENT, TRANSFER; ACCOUNTS
(a)Payments and Transfers of Funds. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Buyer pursuant to the Wiring Instructions, on the date on which such payment shall become due.
(b)Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price pursuant to Seller’s Wiring Instructions. With respect to the Purchased Assets being sold by Seller on a Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its designee without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Repurchase Assets.
(c)Warehouse Accounts. Buyer or the Buyer’s designee shall maintain for Seller an inbound account and a margin account (the “Warehouse Accounts”). The Warehouse Accounts shall be in the form of non-interest bearing book-entry accounts. Buyer shall have exclusive withdrawal rights from the Warehouse Accounts. All amounts on deposit in the Warehouse Accounts shall be held as cash margin and collateral for all Obligations under this Agreement. Without limiting the generality of the foregoing, in the event that a Margin Call or other Default exists, Buyer shall be entitled to use any or all of the amounts on deposit in any Warehouse Account to cure such circumstance or otherwise exercise remedies available to Buyer without prior notice to, or consent from, Seller. Notwithstanding the foregoing, Seller acknowledges that (i) amounts in the Warehouse Accounts are not insured by the Federal Deposit Insurance Corporation, any governmental entity or otherwise and (ii) Buyer is not required to segregate funds in the Warehouse Accounts from its own funds or from funds held for others.
(d)Operating Account. From time to time, Seller may provide funds to Buyer for deposit to an interest bearing account (the “Operating Account”) in accordance with this Section 9. The Operating Account shall be a subaccount of an interest-bearing savings account (the “Omnibus Account”) maintained by Buyer as agent for the benefit of Seller and other sellers of mortgage related assets with a bank determined by Buyer its sole discretion (the “Depository”). The Buyer shall have non-exclusive withdrawal rights from the Operating Account. Seller acknowledges that Buyer acts as Seller’s agent for the limited purpose of placing funds with the Depository, and that funds held by Buyer as Seller’s agent are not a deposit account or other liability of Buyer. Buyer shall maintain records of Seller’s interest in the funds maintained in the Omnibus Account. Withdrawals may be paid by wire transfer or any other means chosen by Buyer from time to time in its sole discretion.
(e)Depository. Unless otherwise designated in writing by Buyer, the Depository shall be UBS AG, Stamford Branch. Funds on deposit at the UBS AG, Stamford Branch are not insured by the Federal Deposit Insurance Corporation, Securities Investor Protection Corporation or any governmental agency of the United States, Switzerland or any other jurisdiction. The Omnibus Account and Operating Account are obligations of the UBS

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AG, Stamford Branch only, and are not obligations of UBS AG generally or of any of its other affiliates. The payment of principal and interest on the Operating Account at the UBS AG, Stamford Branch is subject to the creditworthiness of UBS AG. The Operating Account is not a deposit account or other liability of Buyer. In the unlikely event of the failure of the UBS AG, Stamford Branch, the Seller acknowledges that it will be a general unsecured creditor of UBS AG.
(f)Buydown Amount. The Buydown Amount shall be held as unsegregated cash margin and collateral for all Obligations under this Agreement.
(i)Provided that no Default or Event of Default exists, upon one (1) Business Day’s prior notice (received on or before 5:00 p.m. Eastern time), no more than once per calendar week and to the extent the Buydown Utilization Threshold is met, the Seller may submit a written request in the form of Exhibit H hereto (a “Buydown Application Request”) requesting Buyer apply the Buydown Availability to new Transactions pursuant to the terms identified therein; [***]. To the extent that the Buydown Utilization Threshold is not met on any Buydown Determination Date, all Transactions entered into on the following Business Day and thereafter (until such time that the Buydown Utilization Threshold is met and Seller delivers a Buydown Application Request) shall be at the applicable Asset Value as set forth in the Pricing Letter without consideration of any prior Buydown Application Request.
(ii)During the requested period of time that the application of the Buydown Availability is effective (as identified in the Buydown Application Request), the Buyer shall apply the Buydown Availability from the Operating Account and shall allocate such amount to the outstanding Purchase Price of the Purchased Mortgage Loans that become subject to Transactions during such time to match the applicable Buydown Application Request. To the extent there are insufficient funds in the Operating Account, Seller shall wire such funds at least one (1) Business Day prior to the effective date of any Buydown Application Request.
(iii)Provided that no Default or Event of Default exists, upon two (2) Business Days’ prior notice, no more than once per calendar week and to the extent the Buyer previously applied the Buydown Availability pursuant to the terms hereof, the Seller may submit a Buydown Application Request, requesting that Buyer no longer apply such amounts to the outstanding Purchase Price of all Purchased Mortgage Loans. Upon the effective date thereof as set forth in the Buydown Availability Request, all Transactions shall revert to the applicable Asset Value as set forth in the Pricing Letter and Buyer shall return such previously applied amounts to the Operating Account.
(iv)A Buydown Application Request shall be effective only upon Buyer’s written acceptance thereof which may be by email.
(v)Any application of the Buydown Availability or return of the Buydown Availability to the Operating Account shall be subject to the terms of the Program Documents, including, without limitation, Schedule 1 of the Pricing Letter.

Exhibit H-45
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(vi)Without limiting the generality of the foregoing, in the event that a breach of a Concentration Limit, a Margin Call or other Default exists, the Buyer shall be entitled to use any or all of the Buydown Amount (which for the avoidance of doubt, shall include amounts of Buydown Availability applied to the outstanding Purchase Price of Purchased Mortgage Loans pursuant to the terms hereof) and to withdraw such amounts from the Operating Account or re-apply amounts previously applied to the outstanding Purchase Price in Buyer’s sole discretion to cure such circumstance or otherwise exercise remedies available to the Buyer without prior notice to, or consent from, Seller.
(vii)Regardless of whether a Margin Call or other Default exists, Buyer also may withdraw interest paid to the Operating Account in its discretion from time to time, and without prior notice to or consent from the Seller, as a full or partial off-set to Seller’s obligation hereunder to pay the Price Differential.
(viii)Within two (2) Business Days’ receipt of written request from Seller, and provided no Margin Call or other Default exists, Buyer shall withdraw any portion of such Buydown Amount from the Operating Account and remit such amount back to Seller.
(g)Operating Account Interest. Subject to Section 9(h), the Buydown Amount will accrue interest at the Operating Account Rate; provided that in no event shall interest accrue on (i) the Buydown Amount if (x) on any day the Buydown Amount is less than the Minimum Balance Requirement or (y) the average balance of funds in the Operating Account during any calendar month is less than the Minimum Balance Requirement and (ii) that portion of the Buydown Amount that is in excess of the lesser of (a) the aggregate outstanding Purchase Price of all Transactions during any calendar month or (b) the Minimum Balance Requirement. Unless otherwise set forth in the Pricing Letter:
(i)The Depository calculates interest accrual daily on the basis of funds credited to the Operating Account, but credits interest monthly. As a result, interest will not begin to compound until credited in the month following its accrual. The Depository credits interest to the Operating Account in the month following its accrual on a schedule set by Depository from time to time, which may result in a delay in interest crediting as late as the twentieth (20th) day of the calendar month.
(ii)The Depository accrues interest on funds deposited to the Operating Account beginning on the day on which such funds are received in the Operating Account, and through, but not including, the day on which funds are withdrawn from the Operating Account.
(iii)Interest paid on funds in the Operating Account at the Operating Account Rate shall be credited to the Operating Account unless otherwise withdrawn by Buyer at the direction of Seller as provided herein.

Exhibit H-46
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(h)Maintenance of Balances. If Seller shall fail to maintain with Buyer during any calendar month deposits in the Operating Account in the average, after charges to compensate Buyer for services rendered to Seller, equal to at least the Minimum Balance Requirement, Seller shall pay to Buyer a fee equal to the amount of such deficit multiplied by the Maintenance Fee Rate.
(i)Fees. Seller shall pay in immediately available funds to Buyer all fees, including without limitation, the Warehouse Fees, as and when required hereunder. All such payments shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer. Without limiting the generality of the foregoing or any other provision of this Agreement, Buyer may withdraw and retain from the Warehouse Accounts and Operating Account any Warehouse Fees due and owing to Buyer.
SECTION 10.REPRESENTATIONS
Seller represents and warrants to Buyer that as of the Purchase Date for any Purchased Assets, as of the date of this Agreement and any Transaction hereunder and at all times while the Program Documents are in full force and effect and/or any Transaction hereunder is outstanding:
(a)Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).
(b)No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.
(c)Financial Statements. The Financial Reporting Party has heretofore furnished to Buyer a copy, certified by its president, chief financial officer or other officer acceptable to Buyer, of its (a) Financial Statements for the Financial Reporting Party for the fiscal year ended the Annual Financial Statement Date, setting forth in each case in comparative form the figures for the previous year, with an unqualified opinion thereon of an Approved CPA and (b) Financial Statements for the Financial Reporting Party for such monthly period(s), of the Financial Reporting Party up until Monthly Financial Statement Date, setting forth in each case in comparative form the figures for the previous month and year-to-date. All such Financial Statements are complete and correct and fairly present, in all material respects, the consolidated and consolidating financial condition of the Financial Reporting Party and the consolidated and consolidating results of its operations as at such dates and for such monthly periods, all in accordance with GAAP. Since the Annual Financial Statement Date, there has been no material adverse change in the consolidated business, operations or financial condition of the Financial Reporting Party taken as a whole from that set forth in said Financial Statements nor is Seller aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect.

Exhibit H-47
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(d)Organization, Etc. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller (a) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; (b) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (c) has full power and authority to execute, deliver and perform its obligations under the Program Documents.
(e)Authorization, Compliance, Approvals. The execution and delivery of, and the performance by Seller of its obligations under, the Program Documents to which it is a party (a) are within Seller’s powers, (b) have been duly authorized by all requisite action, (c) do not violate any provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (d) do not violate any indenture, agreement, document or instrument to which Seller or any of its Subsidiaries is a party, or by which Seller or any of Seller’s properties, any of the Repurchase Assets is bound or to which any of them is subject and (e) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Program Document, result in the creation or imposition of any Lien upon any of the property or assets of Seller or any of its Subsidiaries pursuant to, any such indenture, agreement, document or instrument. Seller is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transactions contemplated herein and the execution, delivery or performance of the Program Documents to which it is a party.
(f)Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to Seller’s knowledge, threatened) or, to the knowledge of the Seller, other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Repurchase Assets or any of the other properties of Seller before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Program Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) except as disclosed to Buyer, makes a claim or claims in an aggregate amount greater than the Litigation Threshold, (iii) individually or in the aggregate, if adversely determined, would be reasonably likely to have a Material Adverse Effect or (iv) requires filing with the SEC in accordance with its regulations.
(g)Purchased Assets.
(i)Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset to any other Person, and immediately prior to the sale of such Purchased Asset to Buyer, Seller was the sole owner of such Purchased Asset and had

Exhibit H-48
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good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder.
(ii)The provisions of this Agreement are effective to either constitute a sale of Repurchase Assets to Buyer or to create in favor of Buyer a valid first priority security interest in all right, title and interest of Seller in, to and under the Repurchase Assets.
(h)Proper Names; Chief Executive Office/Jurisdiction of Organization. Seller does not operate in any jurisdiction under a trade name, division name or name other than those names previously disclosed in writing by Seller to Buyer. On the Effective Date, Seller’s chief executive office is, and has been, located as specified in Section 23 hereto. Seller’s jurisdiction of organization, type of organization and organizational identification number is as set forth in the Pricing Letter.
(i)Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes, computer systems and storage media and records related to the Repurchase Assets is its chief executive office.
(j)Enforceability. This Agreement and all of the other Program Documents executed and delivered by Seller in connection herewith are legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Requirement of Law affecting creditors’ rights generally and (ii) general principles of equity.
(k)Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Program Documents to which it is a party on its part to be performed.
(l)No Default. No Default or Event of Default has occurred and is continuing.
(m)No Adverse Selection. Seller has not selected the Purchased Assets in a manner so as to adversely affect Buyer’s interests.
(n)Scheduled Indebtedness. All Indebtedness which is presently in effect and/or outstanding that has a maximum borrowing capacity in excess of $1,000,000 listed on Schedule 3 hereto (the “Scheduled Indebtedness”).
(o)Accurate and Complete Disclosure. The information, reports, Financial Statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement or performance hereof and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with this Agreement and the

Exhibit H-49
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other Program Documents and the transactions contemplated hereby and thereby including without limitation, the information set forth in the related Mortgage Loan Schedule, will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.
(p)Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.
(q)Investment Company. Seller is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(r)Solvency. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the Financial Statements of Seller in accordance with GAAP) of Seller and Seller is solvent and, after giving effect to the transactions contemplated by this Agreement and the other Program Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its business and perform its obligations. Seller does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.
(s)ERISA. From the fifth fiscal year preceding the current year through the termination of this Agreement (the “Reporting Period”), with respect to any plan within the meaning of Section 3(3) of ERISA that is sponsored or maintained by Seller or any ERISA Affiliate, or to which Seller or any ERISA Affiliate contributes or has contributed (each, a “Plan”), the benefits under which Plan are guaranteed, in whole or in part, by the PBGC (i) Seller and each ERISA Affiliate has funded and will continue to fund each Plan as required by the provisions of Section 412 of the Code; (ii) Seller and each ERISA Affiliate has caused and will continue to cause (directly or indirectly) each Plan to pay all benefits when due; (iii) neither Seller nor any ERISA Affiliate has been or is obligated to contribute to any multiemployer plan as defined in Section 3(37) of ERISA; (iv) Seller (on behalf of ERISA Affiliate, if applicable) will provide to Buyer (A) no later than the date of submission to the PBGC, a copy of any notice of a Plan’s termination (B) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Code and (C) notice of any Reportable Event as such term is defined in ERISA (and has, prior to the date of this Agreement, provided to Buyer a copy of any document described in clauses (iv)(A),

Exhibit H-50
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(B) or (C) relating to any date in the Reporting Period prior to the date of this Agreement); and (v) Seller and each ERISA Affiliate will subscribe from the date of this Agreement to the termination of this Agreement to any contingent liability insurance provided by the PBGC to protect against employer liability upon termination of a guaranteed pension plan, if available to Seller or ERISA Affiliate, as applicable.
(t)Taxes.
(i)Seller and its Subsidiaries have timely filed all income, franchise and other material Tax returns that are required to be filed by it and has timely paid all Taxes due and payable by it or imposed with respect to any of its property and all other material fees and other charges imposed on it or any of its property by any Governmental Authority, except for any such Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.
(ii)There are no Liens for Taxes with respect to any assets of Seller or its Subsidiaries, and no claim is being asserted with respect to Taxes of Seller or its Subsidiaries, except for statutory Liens for Taxes not yet due and payable or for Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and, in each case, with respect to which adequate reserves have been provided in accordance with GAAP.
(iii)Seller is and has always been treated as a limited liability company for U.S. federal income tax purposes.
(u)No Reliance. Seller has made its own independent decisions to enter into the Program Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
(v)Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, in Seller’s hands and transactions by or with Seller are not subject to any foreign state or local statute regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.
(w)Agency Approvals. With respect to each Agency Approval, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency.

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(x)Anti-Money Laundering Laws. Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001, as amended, and the Bank Secrecy Act of 1970, as amended (collectively, the “Anti-Money Laundering Laws”); Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.
(y)No Sanctions. Neither Seller nor any of their Affiliates, officers, directors, partners or members, (i) is an entity or person (or to the Seller’s knowledge, owned or controlled by an entity or person) that (A) is currently subject to any economic sanctions or trade embargoes administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, “Sanctions”) or (B) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions and (ii) will directly or indirectly use the proceeds of any Transactions contemplated hereunder, or lend, contribute or otherwise make available such proceeds to or for the benefit of any person or entity, for the purpose of financing or supporting, directly or indirectly, the activities of any person or entity that is currently the subject of Sanctions.
(z)Takeout Commitments. With respect to any Takeout Commitment with an Agency, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Buyer’s wire instructions or the Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, is identical to the Payee Number that has been identified by Buyer in writing as Buyer’s Payee Number or the Buyer has approved the related Payee Number in writing in its sole discretion. With respect to any Takeout Commitment with an Agency for which the Agency is swapping the related Purchased Mortgage Loans for a mortgage backed security, the applicable Agency documents list Buyer or its designee as sole subscriber.
(aa)Anti-Corruption Laws. Seller has implemented and maintains in effect policies and procedures designed to ensure compliance by Seller, its and its directors, officers, employees and agents with Anti-Corruption Laws, and Seller and, d to the knowledge of Seller, its officers, directors, employees and agents, are in compliance with Anti-Corruption Laws in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Seller being designated as a Sanctioned Person. No Transaction contemplated by this Agreement will violate any Anti-Corruption Law.

Exhibit H-52
LEGAL02/40558019v11

SECTION 11.COVENANTS
Seller covenants to Buyer that as of the Purchase Date for any Purchased Asset, as of the date of this Agreement and any Transaction hereunder and at all times while the Program Documents are in full force and effect and/or any Transaction thereunder is outstanding, as follows:
(a)Preservation of Existence; Compliance with Law. Seller shall (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business, the failure of which could reasonably be expected to have a Material Adverse Effect; (ii) comply with any applicable Requirement of Law, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority the violation of which could reasonably be expected to have a Material Adverse Effect; (iii) maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Documents, and shall conduct its business strictly in accordance with any applicable Requirement of Law, the violation of which could reasonably be expected to have a Material Adverse Effect; and (iv) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.
(b)Taxes.
(i)Seller shall timely file all income, franchise and other material Tax returns that are required to be filed by them and shall timely pay all Taxes due and payable by them or imposed with respect to any of their property and all other material fees and other charges imposed on them or any of their property by any Governmental Authority, except for any such Taxes the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP.
(ii)Seller will be treated as a limited liability company for U.S. federal income tax purposes.
(c)Notice of Proceedings or Adverse Change. Seller shall give notice to Buyer or cause notice to be given to Buyer:
(i)immediately after a Responsible Officer, president, executive vice president, chief executive officer, chief financial officer, chief operating officer, secretary, treasurer or controller of Seller has any knowledge of:
(A)the occurrence of any Default or Event of Default;
(B)any (a) default or event of default under any Indebtedness of Seller or (b) material investigation or, material regulatory action that is pending or, to the knowledge of the Seller, threatened by or against Seller before any Governmental Authority, and (c) any Material Adverse Effect with respect to Seller;

Exhibit H-53
LEGAL02/40558019v11

(C)any litigation or proceeding that is pending or, to the knowledge of Seller, threatened (a) against Seller in which the amount involved exceeds the Litigation Threshold and is not covered by insurance, in which injunctive or similar relief is sought, or which, would reasonably be expected to have a Material Adverse Effect or (b) in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(D)as soon as reasonably possible, notice of any of the following events: (A) a material and adverse change in the insurance coverage of Seller, with a copy of evidence of same attached; (B) any material change in accounting policies or financial reporting practices of Seller other than those changes required in order to comply with applicable law or regulatory requirements; (C) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Program Document) on, or claim asserted against, any of the Repurchase Assets; (D) any Change in Control; or (E) any other event, circumstance or condition that has resulted, or has a reasonably likelihood of resulting, in a Material Adverse Effect;
(E)(1) entering into any settlement with any third party, including, without limitation, a Governmental Authority, or (2) the issuance of a consent order by any Governmental Authority, in which in the case of clauses (1) or (2), the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds the Litigation Threshold;
(F)upon Seller becoming aware of any Control Failure with respect to a Purchased Mortgage Loan that is an eMortgage Loan or any eNote Replacement Failure; and
(ii)Promptly, but no later than two (2) Business Days after Seller receives notice of the same, (A) any Mortgage Loan submitted for inclusion into an Agency Security and rejected by that Agency for inclusion in such Agency Security or (B) any Mortgage Loan submitted to an Approved Investor (whole loan or securitization) and rejected for purchase by such Approved Investor; or (C) the termination or suspension of approval of Seller to sell any Mortgage Loans to any Approved Investor.
(d)Financial Reporting. Seller shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and furnish to Buyer, with a certification by the president, chief financial officer or designee as approved by Buyer of the Financial Reporting Party (the following hereinafter referred to as the “Financial Statements”):
(i)Within ninety (90) days after the close of each fiscal year, audited consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income and retained earnings and of cash flows as at the end of such year for the Financial Reporting Party for the fiscal year, setting forth in each

Exhibit H-54
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case in comparative form the figures for the previous year, with an unqualified opinion thereon of an Approved CPA;
(ii)Reserved;
(iii)Within thirty (30) days after the end of each month, the consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, a calculation schedule of Financial Condition Covenants, and as may be reasonably requested by Buyer, the statement of retained earnings and the statement of cash flows for the Financial Reporting Party for such monthly period(s), of the Financial Reporting Party;
(iv)Unless otherwise waived by Buyer in writing, simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsections (i) and (iii) above, submission of a certificate in the form of Exhibit A to the Pricing Letter and certified by the president, chief financial officer or designee as approved by Buyer of the Financial Reporting Party, which includes detailed reporting to the materials set forth therein including without limitation, any request for repurchase of or indemnification for a Mortgage Loan purchased by a third party investor, the valuation of the Seller’s Capitalized Mortgage Servicing Rights by any third-party evaluator and monthly a litigation log;
(v)If applicable and at the request of Buyer, and provided such documents are not available on the SEC’s EDGAR website, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by Seller within five (5) Business Days of their filing with the SEC; and
(vi)Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Seller as Buyer may reasonably request or as set forth in the certificate delivered pursuant to Section 11(d)(iv) above.
(e)Further Assurances. Seller shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further actions that may be required under any applicable Requirement of Law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Program Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby.
(f)True and Correct Information. All information, reports, exhibits, schedules, Financial Statements or certificates of Seller or any of its Affiliates thereof or any of their officers furnished to Buyer hereunder and during Buyer’s diligence of Seller will be true and complete and will not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required Financial Statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or as applicable, to SEC filings, the appropriate SEC accounting requirements.

Exhibit H-55
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(g)ERISA Events. Seller shall not and shall not permit any ERISA Affiliate to be in violation of any provision of Section 10(s) of this Agreement and Seller shall not be in violation of Section 10(v) of this Agreement.
(h)Financial Condition Covenants. Seller shall comply with the Financial Condition Covenants set forth in the Pricing Letter.
(i)Hedging. Seller shall hedge all Purchased Assets in accordance with Seller’s hedging policies. Unless otherwise requested by Buyer, Seller shall deliver to Buyer once per week, a hedging report, in a form reasonably satisfactory to Buyer. Seller shall (i) review the hedging policies periodically to confirm that they are being complied with in all material respects and are adequate to meet Seller’s business objectives and (ii) in the event Seller makes any material amendment or modification to the hedging policies, Seller shall within ten (10) days of such material amendment or modification, deliver to Buyer a complete copy of the amended or modified hedging policies. Additionally, Buyer may in its reasonable discretion request a current copy of Seller’s hedging policies at any time.
(j)Servicer Approval. Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller and Cenlar FSB with the execution of this Agreement.
(k)Insurance. Seller shall maintain Fidelity Insurance and errors and omissions insurance in respect of its officers, employees and agents in such amounts acceptable to the Agencies, which shall include a provision that such policies cannot be terminated or materially modified without at least thirty (30) days’ prior notice to Buyer. Seller shall notify Buyer of any material change in the terms of any such insurance. Seller shall maintain endorsements for theft of warehouse lender money and collateral, naming Buyer as a loss payee under its Fidelity Insurance and as a direct loss payee/right of action under its errors and omissions insurance policy.
(l)Books and Records. Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets.
(m)Illegal Activities. Seller shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.
(n)Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.
(o)Limitation on Dividends and Distributions. Following the occurrence and during the continuance of an Event of Default or if an Event of Default would result therefrom, Seller shall not make any payment on account of, or set apart assets for, a sinking or other

Exhibit H-56
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analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or make any other distribution or dividend (a “Distribution”) in respect of any of the foregoing, in any instance, to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of Seller’s consolidated Subsidiaries.  Notwithstanding the foregoing, Seller shall notify Buyer immediately to the extent that any Distribution (excluding any Distribution relating to taxes), individually or in the aggregate in any calendar year, exceeds 50% of the Seller’s Net Income for the preceding calendar year.
(p)Scheduled Indebtedness. Financial Reporting Party shall (i) provide notice of any additional material Indebtedness (other than (x) the Scheduled Indebtedness listed under the definition thereof and (y) usual and customary accounts payable for a mortgage company) and (ii) upon request by Buyer, provide details related to Indebtedness including but not limited to tenor, facility size and such other details that are not subject to any obligation of confidentiality.
(q)Disposition of Assets; Liens. Seller shall not create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than the Liens created in connection with the transactions contemplated by this Agreement; nor shall Seller cause any of the Purchased Assets to be sold, pledged, assigned or transferred except as permitted hereunder.
(r)Transactions with Affiliates. Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate unless such transaction is (i) not otherwise prohibited in this Agreement, (ii) in the ordinary course of Seller’s business and (iii) upon fair and reasonable terms no less favorable to Seller, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate. For the avoidance of doubt nothing herein prohibits Seller from making or paying any dividend or distributions to its members or shareholders on account of their equity interests in Seller.
(s)Organization. Seller shall not (i) cause or permit any change to be made in its name, organizational identification number, identity or corporate structure, each as described in Section 10(h) or (ii) change its jurisdiction of organization, unless it shall have provided Buyer thirty (30) days’ prior written notice of such change and shall have first taken all action required by Buyer for the purpose of perfecting or protecting the lien and security interest of Buyer established hereunder.
(t)Mortgage Loan Reports. Upon request of Buyer, Seller will furnish to Buyer monthly electronic Mortgage Loan performance data, including, without limitation, a Mortgage Loan Schedule, delinquency reports, pool analytic reports and static pool reports (i.e., delinquency, foreclosure and net charge off reports) and monthly stratification reports summarizing the characteristics of the Mortgage Loans.

Exhibit H-57
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(u)Confidentiality. Seller shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable federal and state privacy laws. Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Seller shall, at a minimum establish and maintain such data security program as is necessary to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as set forth in the Code of Federal Regulations at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568 and 570. Upon request, Seller will provide evidence reasonably satisfactory to allow Buyer to confirm that Seller has satisfied its obligations as required under this Section 11. Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Seller Seller shall notify Buyer immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to Seller by Buyer or such Affiliate. Seller shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.
(v)Approved Underwriting Guidelines. Seller shall not submit to Buyer for purchase, and Buyer shall have no obligation to purchase, any Mortgage Loan underwritten in accordance with underwriting guidelines, including amendments to Approved Underwriting Guidelines not expressly approved by Buyer, other than Approved Underwriting Guidelines.
(w)Agency Approvals; Servicing. To the extent previously approved, Seller shall maintain all Agency Approvals and in each case shall remain in good standing with respect to such Agency Approvals. Should Seller, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, should Seller experience any change in its delegated underwriting authority from any Agency, or should notification of an adverse occurrence to the relevant Agency or to HUD, FHA, VA or RD be required, Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence and to the extent previously approved, Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction. Seller shall maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.
(x)Sharing of Information. Upon prior notice to Seller (provided that such prior notice shall not be required upon a Default or Event of Default), Seller hereby allows and

Exhibit H-58
LEGAL02/40558019v11

consents to Buyer, subject to applicable law, exchanging information related to Seller, its credit, its mortgage loan originations and the Transactions hereunder with third party lenders, facility providers and Approved Investors (collectively, “Third Party Participants”), and Seller shall permit each Third Party Participant to share such similar information with Buyer; provided, in each case, such sharing shall be for the limited purpose of protecting the Buyer’s interests hereunder.
(y)Reserved.
(z)Takeout Payments. With respect to each Purchased Asset subject to a Takeout Commitment, Seller shall arrange that all payments under the related Takeout Commitment shall be paid directly to the Buyer pursuant to Section 3(e) hereof.
(aa)Issuance of Agency Securities. If Purchased Mortgage Loans are pooled for the purpose of backing an Agency Security, Seller shall promptly deliver to the applicable Agency any and all documents necessary to enable such Agency to make Delivery to Buyer or its designee of an Agency Security backed by the related Purchased Mortgage Loans. Seller shall not revoke such instructions to an Agency.
(bb)    QM/ATR Reporting. Seller shall deliver to Buyer, with reasonable promptness upon Buyer’s request, copies of all documentation in connection with the underwriting and origination of any Purchased Mortgage Loan that evidences compliance with the Ability to Repay Rule and the QM Rule.
(cc)    Trade Assignment. Upon Custodian certifying a Purchased Mortgage Loan to an Agency for the issuance of an Agency Security backed by such Purchased Mortgage Loan and which Buyer is purchasing such Agency Security hereunder, Seller shall deliver to Buyer a Trade Assignment executed by Seller with respect to such Agency Security.
(dd)    Use of Proceeds. Seller shall not knowingly use the proceeds of any Transaction hereunder to (i) pay any obligation of or amounts due to any Affiliate of Buyer, (ii) purchase any assets from or any assets financed by any Affiliate of Buyer; or (iii) purchase any securities issued by any Affiliate of Buyer.
(ee)    Beneficial Ownership Certification. Seller shall at all times either (i) ensure that the Seller has delivered to Buyer a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects or (ii) deliver to Buyer an updated Beneficial Ownership Certification within one (1) Business Day following the date on which the information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects. To the extent Seller believes that it is excluded from the requirements of the Beneficial Ownership Regulation, Seller shall certify as such and provide the specific exclusion relied on.
(ff)    MERS. Seller shall comply in all material respects with the rules and procedures of MERS in connection with the servicing of all Purchased Mortgage Loans that are registered with MERS and, with respect to Purchased Mortgage Loans that are eMortgage Loans,

Exhibit H-59
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the maintenance of the related eNotes on the MERS eRegistry for as long as such Purchased Mortgage Loans are so registered.
SECTION 12.EVENTS OF DEFAULT
If any of the following events (each an “Event of Default”) occur, Buyer shall have the rights set forth in Section 13, as applicable:
(a)Payment Default. Seller shall default in the payment of (i) any amount payable by it hereunder or under any other Program Document, (ii) Expenses (and such failure to pay Expenses shall continue for more than thirty (30) calendar days) or (iii) any other Obligations, when the same shall become due and payable, whether at the due date thereof, or by acceleration or otherwise; or
(b)Representation and Warranty Breach. Any representation, warranty or certification made or deemed made herein or in any other Program Document by a Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by or on behalf of Seller shall prove to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Market Value of the Purchased Assets; unless (i) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis); or
(c)Immediate Covenant Default. The failure of Seller to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in any of Sections 11(a) (Preservation of Existence; Compliance with Law); (g) (ERISA Events); (h) (Financial Condition Covenants); (k) (Insurance); (m) (Illegal Activities.); (n) (Material Change in Business); (o) (Limitation on Dividends and Distributions); (q) (Disposition of Assets; Liens); (r) (Transactions with Affiliates); (s) (Organization);(w) (Agency Approvals; Servicing); or (cc) (Trade Assignment); or
(d)Additional Covenant Defaults. Seller shall fail to observe or perform any other covenant or agreement contained in this Agreement (and not identified in Section 12(c)) or any other Program Document, and if such default shall be capable of being remedied, and such failure to observe or perform shall continue unremedied for a period of (x) with respect to Section 11(z), one (1) Business Day and (y) all other provisions, ten (10) Business Days; or
(e)Judgments. A judgment or judgments for the payment of money in excess of the Litigation Threshold in the aggregate shall be rendered against Seller by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, (I) within sixty (60) days from the date of entry thereof

Exhibit H-60
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to the extent such judgment or judgments are less than $50,000,000; or (II) within thirty (30) days from the date of entry thereof, if such judgment or judgments are $50,000,000 or greater; or
(f)Buyer Affiliate Cross-Default. Any “event of default” or any other default which permits a demand for, or requires, the early repayment of obligations due by Seller or its Affiliates under any agreement with Buyer or its Affiliates relating to any Indebtedness in excess of $1,000,000 of Seller or any Affiliate, as applicable, or any default under any obligation when due with Buyer or its Affiliates; or
(g)Other Cross-Default. Any “event of default” or any other default shall have occurred and be continuing which permits a demand for, or requires, the early repayment of obligations due by Seller or its Affiliates under any note, indenture, loan agreement, guaranty, swap agreement, Hedge Agreement or other Indebtedness in excess of $1,000,000 of Seller or any Affiliate to the extent not cured, waived or deemed not to exist after the application of any applicable waiver or cure period; or
(h)Insolvency Event. An Insolvency Event shall have occurred with respect to Seller or any Affiliate; or
(i)Enforceability. For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Person (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder; or
(j)Liens. Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer and Permitted Encumbrances); or at least one of the following fails to be true (A) the Repurchase Assets shall have been sold to Buyer, or (B) the Liens contemplated hereby are first priority perfected Liens on a substantial portion of the Repurchase Assets in favor of Buyer; or
(k)Material Adverse Effect. A Material Adverse Effect shall have occurred, as determined by Buyer in its sole good faith discretion and not been waived in writing; or
(l)Change in Control. A Change in Control shall have occurred unless otherwise consented to by Buyer; or
(m)Going Concern. Any Financial Reporting Party’s audited Financial Statements or notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a “going concern” or reference of similar import; or
(n)Investigations. There shall occur the initiation of any investigation, audit, examination or review of a Seller by an Agency, any Governmental Authority, any trade association or consumer advocacy group relating to the origination, sale or servicing of mortgage loans by such Seller or the business operations of Seller is likely to cause a Material Adverse Effect, with the exception of normally scheduled audits or examinations by Seller’s regulators; or

Exhibit H-61
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(o)Inability to Perform. An executive officer of Seller shall admit its inability to, or its intention not to, perform any of Seller’s obligations; or
(p)Governmental Action. Seller shall become the subject of a cease and desist order of any Governmental Authority or enter into a memorandum of understanding or consent agreement with any Governmental Authority, any of which, would have, or is purportedly the result of any condition which would be reasonably likely to have, a Material Adverse Effect; or
SECTION 13.REMEDIES
(a)If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.
(i)At the option of Buyer, exercised by written or electronic notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of Seller or any Affiliate), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur.
(ii)If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section 13,
(A)Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section 13, (1) shall thereupon become immediately due and payable and (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other Obligations;
(B)to the extent permitted by any applicable Requirement of Law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section 13 (decreased as of any day by (i) any amounts applied by Buyer pursuant to clause (C) of this subsection, and (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to subsection (a)(iv) of this Section 13; and
(C)all Income actually received by Buyer pursuant to Section 5 shall be applied to the aggregate unpaid Obligations owed by Seller.

Exhibit H-62
LEGAL02/40558019v11

(iii)Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain (A) a physical transfer of the servicing of the Purchased Assets in accordance with Section 15(c) and (B) physical possession of all files of Seller relating to the Purchased Assets and the Repurchase Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Seller or any third party acting for Seller (including any Servicer) and Seller shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Seller contained in the Program Documents.
(iv)At any time on the Business Day following notice to Seller (which notice need not be given if an Event of Default under Section 12(h) shall have occurred with respect to any Seller and may be the notice given under subsection (a)(i) of this Section 13), in the event Seller has not repurchased all Purchased Assets, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale, without any representations or warranties of Buyer and at such price or prices as Buyer may deem satisfactory any or all Purchased Assets and the Repurchase Assets subject to a such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other Obligations of Seller. The proceeds of any disposition of Purchased Assets and the Repurchase Assets shall be applied to Seller’s Obligations as determined by Buyer in its sole discretion.
(v)Seller shall be liable to Buyer for (A) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (B) damages in an amount equal to the cost (including all fees, expenses and commissions) of Buyer entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (C) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
(vi)Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or any applicable Requirement of Law.
(b)Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

Exhibit H-63
LEGAL02/40558019v11

(c)Seller recognizes that the market for the Purchased Assets may not be liquid and as a result it may not be possible for Buyer to sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner. In view of the nature of the Purchased Assets, the Seller agrees that liquidation of any Purchased Asset may be conducted in a private sale. Seller acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Buyer than if such sale were a public sale, and notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Seller further agrees that it would not be commercially unreasonable for Buyer to dispose of any Purchased Asset by using internet sites that provide for the auction or sale of assets similar to the Purchased Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets.
(d)Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
(e)To the extent permitted by any applicable Requirement of Law, Seller shall be liable to Buyer for interest (including post-petition interest) on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on any sum payable by Seller to Buyer under this Section 13(e) shall be at a rate equal to the Post-Default Rate.
(f)Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agree that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to seek specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.
SECTION 14.INDEMNIFICATION AND EXPENSES; RECOURSE
(a)Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify, on an after-Tax basis, any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement (including, without limitation, as a result of a breach of any representation or warranty contained on Schedule 1), any other Program Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of,

Exhibit H-64
LEGAL02/40558019v11

this Agreement, any other Program Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party, on an after-Tax basis, against all Costs and Taxes incurred or assessed as a result of or otherwise in connection with the holding of the Mortgage Loans or Agency Securities or any failure by any Seller thereof to pay when due any Taxes for which such Person is liable, that result from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with this Agreement, any Mortgage Loan or Agency Security for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan or Agency Security, Seller will save, indemnify on an after-Tax basis and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Program Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.
(b)Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Program Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation search and filing fees and all the reasonable fees, disbursements and expenses of counsel to Buyer. Seller agrees to pay Buyer all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 14(a) and 16 hereof.
(c)The obligations of Seller from time to time to pay the Repurchase Price, the Price Differential, the Obligations and all other amounts due under this Agreement shall be full recourse obligations of Seller.
SECTION 15.SERVICING
(a)Seller shall service the Purchased Mortgage Loans as agent for Buyer and in accordance with prudent mortgage loan servicing standards and procedures generally accepted in the mortgage banking industry and in accordance with all applicable requirements of the Agencies, Requirement of Law, the provisions of any applicable servicing agreement, and the requirements of any applicable Takeout Commitment and the Approved Investor, so that the

Exhibit H-65
LEGAL02/40558019v11

eligibility of the Mortgage Loan for purchase under such Takeout Commitment is not voided or reduced by such servicing and administration.
(b)If any Mortgage Loan that is proposed to be sold on a Purchase Date is serviced by a servicer other than Seller or Cenlar FSB (a “Subservicer”), or if the servicing of any Mortgage Loan is to be transferred to a Subservicer, Seller shall provide a copy of the related servicing agreement and a Servicer Notice executed by such Subservicer (collectively, the “Servicing Agreement”) to Buyer prior to such Purchase Date or servicing transfer date, as applicable. Each such Servicing Agreement shall be in form and substance acceptable to Buyer. In addition, Seller shall have obtained the prior written consent of Buyer for such Subservicer to subservice the Mortgage Loans, which consent may be withheld in Buyer’s sole discretion. In no event shall Seller’s use of a Subservicer relieve Seller of its obligations hereunder, and Seller shall remain liable under this Agreement as if Seller were servicing such Mortgage Loans directly.
(c)Seller shall transfer actual servicing of each Purchased Mortgage Loan, together with all of the related Records in its possession, to Buyer’s designee and designate Buyer’s designee as the servicer in the MERS System upon the earliest of (i) the occurrence of a Default or Event of Default hereunder, (ii) the termination of Seller as interim servicer by Buyer pursuant to this Agreement or (iii) transfer of servicing to any entity approved by Buyer and the assumption thereof by such entity. Buyer shall have the right to terminate Seller as interim servicer of any of the Purchased Mortgage Loans, which right shall be exercisable at any time in Buyer’s sole discretion, upon written notice. Seller’s transfer of the Records and servicing under this Section 15 shall be in accordance with customary standards in the industry and such transfer shall include the transfer of the gross amount of all escrows held for the related mortgagors (without reduction for unreimbursed advances or “negative escrows”).
(d)During the period Seller is servicing the Purchased Mortgage Loans as agent for Buyer, Seller agrees that Buyer is the owner of the related Credit Files and Records and Seller shall at all times maintain and safeguard and cause the Subservicer to maintain and safeguard the Credit File for the Purchased Mortgage Loans (including photocopies or images of the documents delivered to Buyer), and accurate and complete records of its servicing of the Purchased Mortgage Loan; Seller’s possession of the Credit Files and Records being for the sole purpose of servicing such Purchased Mortgage Loan and such retention and possession by Seller being in a custodial capacity only.
(e)At Buyer’s request, Seller shall promptly deliver to Buyer reports regarding the status of any Purchased Mortgage Loan being serviced by Seller, which reports shall include, but shall not be limited to, a description of any default thereunder for more than thirty (30) days or such other circumstances that could cause a material adverse effect on such Purchased Mortgage Loan, Buyer’s title to such Purchased Mortgage Loan or the collateral securing such Purchased Mortgage Loan; Seller may be required to deliver such reports until the repurchase of the Purchased Mortgage Loan by Seller. Seller shall notify Buyer by the fifth Business Day following the end of the calendar month if it becomes aware of any payment default that occurs under the Purchased Mortgage Loan or any default under any Servicing

Exhibit H-66
LEGAL02/40558019v11

Agreement that would materially and adversely affect any Purchased Mortgage Loan subject thereto.
(f)Seller shall release its custody of the contents of any Credit File or Mortgage File only (i) in accordance with the written instructions of Buyer, (ii) upon the consent of Buyer when such release is required as incidental to Seller’s servicing of the Purchased Mortgage Loan, is required to complete the Takeout Commitment or comply with the Takeout Commitment requirements, or (iii) as required by any applicable Requirement of Law.
(g)Buyer reserves the right to appoint a successor servicer at any time to service any Purchased Mortgage Loan (each a “Successor Servicer”) in its sole discretion. If Buyer elects to make such an appointment due to a Default or Event of Default, Seller shall be assessed all costs and expenses incurred by Buyer associated with transferring the servicing of the Purchased Mortgage Loans to the Successor Servicer. In the event of such an appointment, Seller shall perform all acts and take all action so that any part of the Credit File and related Records held by Seller, together with all funds in the Custodial Account and other receipts relating to such Purchased Mortgage Loan, are promptly delivered to Successor Servicer, and shall otherwise reasonably cooperate with Buyer in effectuating such transfer. Seller shall have no claim for lost servicing income, lost profits or other damages if Buyer appoints a Successor Servicer hereunder and the servicing fee is reduced or eliminated. For the avoidance of doubt any termination of the Servicer’s rights to service by the Buyer as a result of a Default or an Event of Default shall be deemed part of an exercise of the Buyer’s rights to cause the liquidation, termination or acceleration of this Agreement.
(h)For the avoidance of doubt, Seller retains no economic rights to the servicing of the Purchased Mortgage Loans provided that Seller shall continue to service the Purchased Mortgage Loans hereunder as part of its Obligations hereunder. As such, Seller expressly acknowledges that the Purchased Mortgage Loans are sold to Buyer on a “servicing released” basis.
SECTION 16.DUE DILIGENCE
Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, Seller, Settlement Agents, Approved Investors and other parties which may be involved in or related to Transactions (collectively, “Third Party Transaction Parties”), from time to time, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agree that upon reasonable prior notice to Seller, unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller. Seller will use best efforts to cause Third Party Transaction Parties to cooperate with any due diligence requests of Buyer. Seller shall also make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage

Exhibit H-67
LEGAL02/40558019v11

Loans from Seller based solely upon the information provided by Seller to Buyer in the Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that it shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 16.
SECTION 17.ASSIGNABILITY
The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Documents to (i) any Affiliate of Buyer without the consent of Seller or (ii) any other party with the prior consent of Seller, pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned and provided that all such assignees shall be subject to the confidentiality provisions of this Agreement. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Program Documents. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Upon prior written notice to Seller, Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller; provided that such prospective assignee agrees to hold such information subject to the confidentiality provisions of this Agreement.
Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Program Documents except as provided in Section 7.

Exhibit H-68
LEGAL02/40558019v11

Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 17, disclose to the assignee or participant or proposed assignee or participant, as the case may be, this Agreement, the other Program Documents, any information relating to Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller or any of its Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.
In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in agreements for similar syndicated repurchase facilities.
SECTION 18.TRANSFER AND MAINTENANCE OF REGISTER.
(a)Subject to acceptance and recording thereof pursuant to Section 18(b), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement. Any assignment or transfer by Buyer of rights or obligations under this Agreement that does not comply with this Section 17 and Section 18 shall be treated for purposes of this Agreement as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 17 hereof.
(b)Buyer shall maintain, on Seller’s behalf and for review by Seller upon written request, a register (the “Register”) on which it will record each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights.
SECTION 19.HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS
Title to all Purchased Assets and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets to any Person, including without limitation, the Federal Home Loan Bank provided that Buyer provides Seller with written notice promptly after such engagement, pledge, transfer, hypothecation or rehypothecation with any such Person, in all cases subject to Buyer’s obligation to reconvey the Purchased Assets (and not substitutes therefor) on the Repurchase Date, all at no cost to Seller. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller.
Buyer may, in connection with any repurchase transaction or proposed repurchase transaction pursuant to this Section 19, disclose to the repledgee or proposed repledgee, as the

Exhibit H-69
LEGAL02/40558019v11

case may be, this Agreement and the other Program Documents and any information relating to Seller or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller; provided that such repledgee agrees to hold such information subject to the confidentiality provisions of this Agreement.
SECTION 20.TAX TREATMENT
Notwithstanding anything to the contrary in this Agreement or any other Program Documents, each party to this Agreement acknowledges that it is its intent for U.S. federal, state and local income and franchise tax purposes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and the Purchased Assets as owned by Seller in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by any Requirement of Law (in which case such party shall promptly notify the other party of such Requirement of Law).
SECTION 21.SET-OFF
In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller any such notice being expressly waived by Seller to the extent permitted by applicable law to set off and appropriate and apply against any Obligation from Seller or any Affiliate thereof to Buyer or any of its Affiliates any and all Property and deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims or cash, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Seller or any Affiliate thereof. Buyer may set-off cash, the proceeds of the liquidation of any Repurchase Assets and all other sums or obligations owed by Buyer or its Affiliates to Seller or its Affiliates against all of Seller’s or its Affiliate’s obligations to Buyer or its Affiliates, whether under this Agreement or under any other agreement between the parties or between Seller or its Affiliate and Buyer and any Affiliate of Buyer, or otherwise, whether or not such obligations are then due, without prejudice to Buyer’s or its Affiliate’s right to recover any deficiency. Buyer agrees promptly to notify the Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.
Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amount or property that Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if an Event of Default or Default has occurred.
SECTION 22.TERMINABILITY
Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that

Exhibit H-70
LEGAL02/40558019v11

Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive. The obligations of Seller under Section 14 hereof shall survive the termination of this Agreement.
SECTION 23.NOTICES AND OTHER COMMUNICATIONS
Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic transmission) delivered to the intended recipient at the addresses set forth below. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted electronically or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
If to Seller:
    loanDepot.com, LLC
26642 Towne Centre Drive
Foothill Ranch, CA 92610
Attention: [***]
Email: [***]
Telephone: [***]
Facsimile: [***]
    loanDepot.com, LLC
26642 Towne Centre Drive
Foothill Ranch, CA 92610
Attention: General Counsel
Email: [***]
If to Buyer:
    UBS AG
1285 Avenue of the Americas
New York, NY 10019
Attention: [***]
Telephone: [***]
Facsimile: [***]
Email: [***]

Exhibit H-71
LEGAL02/40558019v11

With a copy to:

Chad Eisenberger
Executive Director & Counsel
UBS Business Solutions LLC
1285 Avenue of the Americas
New York, NY 10019
Phone: [***]
Email: [***]

And:

[***]
SECTION 24.USE OF THE WAREHOUSE ELECTRONIC SYSTEM AND OTHER ELECTRONIC MEDIA
Seller acknowledges and agrees that Buyer may require or permit certain transactions with Buyer be conducted electronically using Electronic Records and/or Electronic Signatures. Seller consents to the use of Electronic Records and/or Electronic Signatures whenever expressly required or permitted by Buyer and acknowledges and agrees that Seller shall be bound by its Electronic Signature and by the terms, conditions, requirements, information and/or instructions contained in any such Electronic Records.
Seller agrees to adopt as its Electronic Signature its user identification codes, passwords, personal identification numbers, access codes, a facsimile image of a written signature and/or other symbols or processes as provided or required by Buyer from time to time (as a group, any subgroup thereof or individually, hereinafter referred to as Seller’s Electronic Signature). Seller acknowledges that Buyer will rely on any and all Electronic Records and on Seller’s Electronic Signature transmitted or submitted to Buyer.
Buyer shall not be liable for the failure of either its or Seller’s internet service provider, or any other telecommunications company, telephone company, satellite company or cable company to timely, properly and accurately transmit any Electronic Record or fax copy.
Before engaging in Electronic Transactions with Seller, Buyer may provide Seller, or require Seller to create, user identification codes, passwords, personal identification numbers and/or access codes, as applicable, to permit access to Buyer’s computer information processing system. Each Person permitted access to the Warehouse Electronic System must have a separate identification code and password. Seller shall be fully responsible for protecting and safeguarding any and all user identification codes, passwords, personal identification numbers and access codes provided or required by Buyer. Seller shall adopt and maintain security measures designed to prevent the loss, theft or unauthorized or improper disclosure or use of any and all user identification codes, passwords, personal identification numbers and/or access codes by Persons other than the individual Person who is authorized to use such information. Seller

Exhibit H-72
LEGAL02/40558019v11

shall notify Buyer promptly, but in any event, no later than one (1) Business Day in the event (i) of any loss, theft or unauthorized disclosure or use of any of the user identification codes, passwords, personal identification numbers and/or access codes or (ii) Seller has any reason to believe there has been a breach of security or that its access to Warehouse Electronic System is no longer secure for any reason.
Seller and Buyer each understands and agrees that it shall be fully responsible for protecting and safeguarding its computer hardware and software from any and all (a) computer “viruses,” “time bombs,” “trojan horses” or other harmful computer information, commands, codes or programs that may cause or facilitate the destruction, corruption, malfunction or appropriation of, or damage or change to, any of Seller’s or Buyer’s computer information processing systems, including without limitation, all hardware, software, Electronic Records, information, data and/or codes and (b) computer “worms,” “trap doors” or other harmful computer information, commands, codes or programs that enable unauthorized access to Seller’s and/or Buyer’s computer information processing systems, including without limitation, all hardware, software, Electronic Records, information, data and/or codes.
Seller agrees that Buyer may, in its sole discretion and from time to time, without limiting Seller’s liability set forth herein, establish minimum security standards that Seller must, at a minimum, comply with in an effort to (x) protect and safeguard any and all user identification codes, passwords, personal identification numbers and/or access codes from loss, theft or unauthorized disclosure or use; and (y) prevent the infiltration and “infection” of Seller’s hardware and/or software by any and all computer “viruses,” “time bombs,” “trojan horses,” “worms,” “trapdoors” or other harmful computer codes or programs.
If Buyer, from time to time, establishes minimum security standards, Seller shall comply with such minimum security standards within the time period reasonably established by Buyer. Buyer shall have the right to confirm Seller’s compliance with any such minimum security standards. Seller’s compliance with such minimum security standards shall not relieve Seller from any of its liability set forth herein.
Whether or not Buyer establishes minimum security standards, Seller shall continue to be fully responsible for adopting and maintaining security measures that are consistent with industry practices as they relate to the risks associated with conducting electronic transactions with Buyer. Seller’s failure to adopt and maintain appropriate security measures or to comply with any minimum security standards established by Buyer may result in, among other things, termination of Seller’s access to Buyer’s computer information processing systems.
Seller understands and agrees that certain elements or components of the Warehouse Electronic System may be provided by Seller’s third party vendors, and hereby holds Buyer harmless from any liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against Seller relating to or arising out of Seller’s use of the Warehouse Electronic System including without limitation, the use of any elements or components provided by Seller’s third party vendors.

Exhibit H-73
LEGAL02/40558019v11

SECTION 25.ENTIRE AGREEMENT; SEVERABILITY; SINGLE AGREEMENT
This Agreement, together with the Program Documents, constitute the entire understanding between Buyer and Seller with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and Seller each acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that Buyer shall be entitled to set off claims and apply property held by it in respect of any Transaction against obligations owing to it in respect of any other Transaction hereunder to the extent that Seller fails to meet the Obligations; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.
SECTION 26.GOVERNING LAW
THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

Exhibit H-74
LEGAL02/40558019v11

SECTION 27.SUBMISSION TO JURISDICTION; WAIVERS
BUYER AND SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(i)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER PROGRAM DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(ii)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(iii)RESERVED;
(iv)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND
(v)HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER PROGRAM DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
SECTION 28.NO WAIVERS, ETC.
No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Program Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Program Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

Exhibit H-75
LEGAL02/40558019v11

SECTION 29.NETTING
If Buyer and Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder (a) all amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Agreement shall be deemed to be a “netting contract” as defined in Section 4402; (b) the payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.
SECTION 30.CONFIDENTIALITY
Buyer and Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Program Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, (iii) in the event of an Event of Default Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder or (iv) by Buyer in connection with any marketing material undertaken by Buyer provided that such material does not refer to Seller by name or otherwise contain information such that it can reasonably be derived such information relates to Seller; provided further, that nothing contained in this Agreement shall serve to (i) restrict any brokerage, research, investment management or trading activities conducted in the ordinary course of business (which includes arbitrage activities) by UBS Group AG, its employees or any other affiliates of UBS Group AG (collectively, “UBS Parties”) either for their own account or for the accounts of their customers; or (ii) restrict any investment banking and merger/acquisition activity performed in the ordinary course of the business of UBS Parties or its affiliates; provided that with respect to (i) or (ii) hereinabove, the individuals engaged in any of the foregoing activities have not reviewed the Confidential Terms or otherwise been informed by those who have reviewed it of the contents thereof. In addition, Seller may disclose the Confidential Terms with prior (if feasible) written notice to Buyer, any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; provided that Seller shall not file the Pricing Letter without Buyer’s prior written consent.

Exhibit H-76
LEGAL02/40558019v11

Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that except as set forth in the preceding paragraph, Seller may not disclose the name of or identifying information with respect to Buyer, its Affiliates or any other Indemnified Party, or any pricing terms (including, without limitation, the Pricing Rate, Warehouse Fees and, Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of Buyer. The provisions set forth in this Section 30 shall survive the termination of this Agreement.
SECTION 31.INTENT
(a)The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the Bankruptcy Code, as amended and a “securities contract” as that term is defined in Section 741 of Title 11 of the Bankruptcy Code, as amended and that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the Bankruptcy Code and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. The parties further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).
(b)This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code. It is understood that either party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 13 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the Bankruptcy Code, as amended; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).
(c)The parties hereby agree that any provisions hereof or in any other document, agreement or instrument that is related in any way to the servicing of the Purchased Mortgage Loans shall be deemed “related to” this Agreement within the meaning of Sections 101(38A)(A) and 101(47)(A)(v) of the Bankruptcy Code and part of the “contract” as such term is used in Section 741 of the Bankruptcy Code.
(d)The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” a “repurchase

Exhibit H-77
LEGAL02/40558019v11

agreement” and a “securities contract” as such terms are defined in FDIA and any rules, orders or policy statements thereunder.
(e)It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
(f)Each party intends that this Agreement constitutes and shall be construed and interpreted as a “master netting agreement” within the meaning of and as such terms are used in Section 561 of the Bankruptcy Code and each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, this Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.
SECTION 32.DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS
The parties acknowledge that they have been advised that (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder and (b) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
SECTION 33.CONFLICTS
In the event of any conflict between the terms of this Agreement, any other Program Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Document shall prevail.
SECTION 34.MISCELLANEOUS
(a)Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in

Exhibit H-78
LEGAL02/40558019v11

accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
(b)Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
(c)Acknowledgment. Each party hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Program Documents; (ii) neither party has a fiduciary relationship to the other party; and (iii) no joint venture exists between Buyer and Seller.
(d)Documents Mutually Drafted. Seller and Buyer agree that this Agreement each other Program Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
(e)Amendments. This Agreement and each other Program Document may be amended from time to time, in writing and duly executed by the parties hereto.
(f)Acknowledgement of Anti Predatory Lending Policies. Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.
(g)Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller, under this Agreement.
SECTION 35.GENERAL INTERPRETIVE PRINCIPLES
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender; (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; (c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement; (d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions; (e) the words “herein”, “hereof”, “hereunder” and other words of similar

Exhibit H-79
LEGAL02/40558019v11

import refer to this Agreement as a whole and not to any particular provision; (f) the term “include” or “including” shall mean without limitation by reason of enumeration; (g) all times specified herein or in any other Program Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and (h) all references herein or in any Program Document to “good faith” means good faith as defined in Section 1-201(b)(20) of the UCC as in effect in the State of New York.
SECTION 36.AMENDMENT AND RESTATEMENT
Buyer and Seller previously entered into the Existing Repurchase Agreement. Buyer and Seller desire to enter into this Agreement in order to amend and restate the Existing Repurchase Agreement in its entirety. The amendment and restatement of the Existing Repurchase Agreement shall become effective on the Effective Date, and each of Buyer and Seller shall hereafter be bound by the terms and conditions of this Agreement and the other Program Agreements. This Agreement amends and restates the terms and conditions of the Existing Repurchase Agreement and is not a novation of any of the agreements or obligations incurred pursuant to the terms thereof. Accordingly, all of the agreements and obligations incurred pursuant to the terms of the Existing Repurchase Agreement are hereby ratified and affirmed by the parties hereto and remain in full force and effect. For the avoidance of doubt, it is the intent of Buyer and Seller that the security interests and liens granted in the Purchased Assets pursuant to Section 8 of the Existing Repurchase Agreement shall continue in full force and effect. All references to the Existing Repurchase Agreement in any Program Agreement or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.
[THIS SPACE INTENTIONALLY LEFT BLANK]

Exhibit H-80
LEGAL02/40558019v11

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.
BUYER:
UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK
By:
Name:
Title:
By:
Name:
Title:

Exhibit H-81
LEGAL02/40558019v11

SELLER:
LOANDEPOT.COM, LLC
By:
Name:
Title:

Exhibit H-82
LEGAL02/40558019v11

SCHEDULE 1
REPRESENTATIONS AND WARRANTIES
Seller represents and warrants to Buyer, with respect to each Mortgage Loan, that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Program Documents and any Transaction hereunder is in full force and effect, that the following are true and correct. For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.
(a)Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects.
(b)Payments Current. No payment required under the Mortgage Loan is thirty (30) days or more delinquent nor has any payment under the Mortgage Loan (other than a Ginnie Mae Modified Loan or Scratch and Dent Mortgage Loan) been thirty (30) days or more delinquent at any time since the origination of the Mortgage Loan; and, if the Mortgage Loan is a Co-op Loan, no foreclosure action or private or public sale under the Uniform Commercial Code has ever to the knowledge of Seller, been threatened or commenced with respect to the Co-op Loan.
(c)Origination Date. Unless otherwise approved by Buyer (other than with respect to a Ginnie Mae Modified or a Scratch and Dent Mortgage Loan), the initial Purchase Date is no more than (i) with respect to Mortgage Loans other than Correspondent Mortgage Loans in non-escrow states, thirty (30) days following the origination date of the Mortgage Note; (ii) with respect to Mortgage Loans other than Correspondent Mortgage Loans in escrow states, forty-five (45) days following the origination date of the Mortgage Note and (iii) with respect to Correspondent Mortgage Loans, sixty (60) days following the origination date of the Mortgage Note.
(d)Approved Underwriting Guidelines. The Mortgage Loan satisfies the Approved Underwriting Guidelines.
(e)No Outstanding Charges. Other than with respect to a Ginnie Mae Modified Loan or a Scratch and Dent Mortgage Loan, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to

Exhibit H-83
LEGAL02/40558019v11

pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Other than with respect to a Ginnie Mae Modified Loan, Seller has not advanced funds with respect to each Mortgage Loan that is not a HECM Loan, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest.
(f)Original Terms Unmodified. Other than with respect to a Ginnie Mae Modified Loan or a Scratch and Dent Mortgage Loan, the terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian or to such other Person as Buyer shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of any related PMI Policy and the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian or to such other Person as Buyer shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule. Each Ginnie Mae Modified Loan has been modified in accordance with the Ginnie Mae guide.
(g)No Defenses. The Mortgage Loan (and the Assignment of Proprietary Lease related to each Co-op Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage or with respect to a Ginnie Mae Modified Loan, the terms of the Modification Agreement, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage or with respect to a Ginnie Mae Modified Loan, the Modification Agreement unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and, other than with respect to a Scratch and Dent Mortgage Loan, no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated or with respect to a Ginnie Mae Modified Loan, at the time the Modification Agreement was entered into.
(h)Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae guides or by Freddie Mac, as well as all additional requirements set forth in the Approved Underwriting Guidelines. If required by the National Flood Insurance Act of 1968, as amended, and the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan is

Exhibit H-84
LEGAL02/40558019v11

covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in the Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without thirty (30) days’ prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Seller.
(i)Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, anti-predatory lending laws, laws covering fair housing, fair credit reporting, community reinvestment, homeowners equity protection, equal credit opportunity, mortgage reform and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Seller shall maintain in its possession, available for Buyer’s inspection, and shall deliver to Buyer upon demand, evidence of compliance with all requirements set forth herein.
(j)No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or, other than with respect to a Ginnie Mae Modified Loan, in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or, other than with respect to a Ginnie Mae Modified Loan, in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission. Other than with respect to a Ginnie Mae Modified Loan or a Scratch and Dent Mortgage Loan, Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.
(k)Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for

Exhibit H-85
LEGAL02/40558019v11

residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium or Co-op Unit in a low-rise or high-rise condominium or Co-op Project, or an individual unit in a planned unit development and that no residence or dwelling is (i) a mobile home or (ii) a manufactured home, provided, however, that any condominium or Co-op Unit or planned unit development shall not fall within any of the “Ineligible Projects” of part VIII, Section 102 of the Fannie Mae Selling Guide and shall conform with the Approved Underwriting Guidelines. The Mortgaged Property is not raw land. In the case of any Mortgaged Properties that are manufactured homes (a “Manufactured Home Mortgage Loans”), (i) such Manufactured Home Mortgage Loan conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Seller as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Code and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes.
(l)Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to such Mortgage Loan is located in any jurisdiction other than the United States of America or the District of Columbia.
(m)Valid First Lien. Each Mortgage is a valid and subsisting first lien (or in the case of a State Bond Loan, a first lien and all subordinated liens) of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. The lien of the Mortgage is subject only to:
(i)the lien of current real property taxes and assessments not yet due and payable;

Exhibit H-86
LEGAL02/40558019v11

(ii)covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and
(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and Seller has full right to sell and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.
(n)Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan or in the application or any insurance in relation to such Mortgage Loan. Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.
(o)Full Disbursement of Proceeds. The Mortgage Loan has been closed and, except with respect to, HECM Loans, Homestyle Renovation Mortgage Loans or HomePath Renovation Mortgage Loans, the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on site or off site improvement and as to disbursements of any escrow funds therefor have been complied with. With respect to HomeStyle Renovation Mortgage Loans and HomePath Renovation Mortgage Loans, Seller has made all advances and disbursements in accordance with the terms of the Mortgage and/or the terms and conditions of the related

Exhibit H-87
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mortgage loan program, and such additional amounts have been advanced or disbursed from Seller’s own funds and not from the funds representing any Purchase Price paid by Buyer to Seller hereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Other than in connection with a State Bond Loan, no Mortgagor was charged “points and fees” (whether or not financed) in an amount that exceeds 3% of the total loan amount (or such other applicable limits for lower balance Mortgages) as specified under 12 CFR 1026.43(e)(3), and the points and fees were calculated using the calculation required for qualified mortgages under 12 CFR 1026.32(b) to determine compliance with applicable requirements.
(p)Ownership. Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to Buyer, Seller will retain the Mortgage Files or any part thereof with respect thereto not delivered to the Custodian, Buyer or Buyer’s designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan (and with respect to any Co-op Loan, the sole owner of the related Assignment of Proprietary Lease) pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan.
(q)Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state.
(r)LTV, PMI Policy. No Conforming Mortgage Loan (other than a HECM Loan) has an LTV greater than 100%. The LTV of the Conforming Mortgage Loan (other than a HECM Loan) either is not more than 80% or the excess over 75% of the Appraised Value is and will be insured as to payment defaults by a PMI Policy until the LTV of such Conforming Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Conforming Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the

Exhibit H-88
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Conforming Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. The LTV of any Agency High LTV Mortgage Loan meets the requirements of the “High LTV Refinance Option” program implemented by Fannie Mae or the “Enhanced Relief Refinance” program implemented by Freddie Mac, as applicable.
(s)Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (m) of this Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. Other than with respect to a Scratch and Dent Mortgage Loan, no claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person or entity, and no such unlawful items have been received, retained or realized by Seller.
(t)No Defaults. Other than payments due but not yet thirty (30) days or more delinquent or a Scratch and Dent Mortgage Loan, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration other than with respect to a Ginnie Mae Modified Loan in accordance with the Ginnie Mae guide and the Modification Agreement; and with respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and Seller has the right under the

Exhibit H-89
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terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.
(u)No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.
(v)Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation.
(w)Origination; Payment Terms. Except with respect to a Correspondent Mortgage Loan, the Mortgage Loan was originated by Seller. Seller is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan that is not a HECM Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan that is not a Ginnie Mae Modified Loan or a HECM Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. With respect to each Mortgage Loan that is not a HECM Loan, the mortgage interest rate as well as the lifetime rate cap and the periodic cap are as set forth on the Mortgage Loan Schedule. With respect to each Mortgage Loan that is not a HECM Loan, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. With respect to each Mortgage Loan that is not a HECM Loan, unless otherwise specified, the Mortgage Loan is payable on the first day of each month. There are no Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note.
(x)Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures,

Exhibit H-90
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the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Buyer or any servicer or any successor servicer to sell the related Mortgaged Property at a trustee's sale or otherwise, or (z) the ability of Seller, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage.
(y)Conformance with Agency and Approved Underwriting Guidelines. Other than with respect to a Scratch and Dent Mortgage Loan, the Mortgage Loan was underwritten in accordance with the Approved Underwriting Guidelines (a copy of which has been delivered to Buyer). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac, Fannie Mae or FHA, as applicable, and Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used. The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective quantitative principles which relate the Mortgagor’s credit characteristics, income, assets and liabilities (as applicable to a particular underwriting program) to the proposed payment, and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan.
(z)Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.
(aa)No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.
(bb)    Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
(cc)    Acceptable Investment. Other than with respect to a Scratch and Dent Mortgage Loan, there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay

Exhibit H-91
LEGAL02/40558019v11

during any period materially faster or slower than the mortgage loans originated by Seller generally.
(dd)    Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian including, the Modification Agreement with respect to a Ginnie Mae Modified Loan. Seller is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian.
(ee)    Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or Freddie Mac or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae or Freddie Mac. The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct.
(ff)    Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction.
(gg)    Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of Seller’s knowledge, such provision is enforceable.
(hh)    Assumability. No Mortgage Loan is assumable.
(ii)    No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.
(jj)    Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac and/or FHA, as applicable. The

Exhibit H-92
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consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.
(kk)    Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the knowledge of the Seller, threatened for the total or partial condemnation of the Mortgaged Property, other than with respect to a Ginnie Mae Modified Loan or a Scratch and Dent Mortgage Loan. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair.
(ll)    Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments for each Mortgage Loan that is not a HECM Loan, all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. With respect to each Mortgage Loan that is not a HECM Loan, all Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. With respect to each Mortgage Loan that is not a HECM Loan an escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. With respect to each Mortgage Loan that is not a HECM Loan, no escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related interest rate adjustment date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the mortgage interest rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the mortgage interest rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.
(mm)    No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

Exhibit H-93
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(nn)    Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified Seller, and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.
(oo)    Appraisal. The Mortgage File contains either (i) an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae, Freddie Mac or FHA and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated or (ii) a property inspection waiver.
(pp)    Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. Seller shall maintain such statement in the Mortgage File.
(qq)    Construction or Rehabilitation of Mortgaged Property. Unless otherwise approved by Buyer in writing and other than with respect to FHA 203k and 203b Mortgage Loans, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.
(rr)    Value of Mortgaged Property. Other than with respect to a Scratch and Dent Mortgage Loan, Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by Seller generally secured by properties in the same geographic area as the related Mortgaged Property.
(ss)    No Defense to Insurance Coverage. Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer. Other than with respect to a Scratch and Dent Mortgage Loan, no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or applicable PMI Policy or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of

Exhibit H-94
LEGAL02/40558019v11

such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.
(tt)    Escrow Analysis. With respect to each Mortgage that is not a HECM Loan,, Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with Real Estate Settlement Procedures Act and any other applicable law.
(uu)    Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices.
(vv)    Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by Seller to Buyer, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to Buyer and Buyer is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage. Seller shall hold Buyer harmless from any and all damages, losses, costs and expenses (including reasonable attorney’s fees) arising from disclosure of credit information in connection with Buyer’s secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto.
(ww)    Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (A) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (B) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (C) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (D) permit any increase in rent other than pre-established increases set forth in the lease; (4) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.
(xx)    Prepayment Penalty. No Mortgage Loan is subject to a prepayment penalty such that an amount in excess of the unpaid principal balance is due by the Mortgagor if Mortgagor prepays the Mortgage Loan prior to the maturity date of such Mortgage Loan.
(yy)    Predatory Lending Regulations; High Cost Loans. No Mortgage Loan (i) is classified as High Cost Mortgage Loans or (ii) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions). No Mortgagor

Exhibit H-95
LEGAL02/40558019v11

was encouraged or required to select a Mortgage Loan product offered by Seller or the originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by Seller or originator. If, at the time of loan application, the Mortgagor qualified for a lower cost credit product then offered by Seller or the originator’s standard mortgage channel (if applicable), Seller or the originator directed the Mortgagor towards such standard mortgage channel, or offered such lower-cost credit product to the Mortgagor.
(zz)    Ohio Stated Income Exclusion. Each Mortgage Loan that is not a HECM Loan with an origination date on or after January 1, 2007 which is secured by Mortgaged Property located in Ohio was originated pursuant to a program which requires verification of the borrower's income in accordance with “Full and Alternative Documentation” programs as described within the Approved Underwriting Guidelines.
(aaa)    Origination. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.
(bbb)    Single-premium Credit or Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan.
(ccc)    Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, flood certification contract and each of these contracts is assignable to Buyer.
(ddd)    Qualified Mortgage. Each Mortgage Loan satisfies the following criteria: (i) such Mortgage Loan (other than a State Bond Loan or a Scratch and Dent Mortgage Loan) is a Qualified Mortgage; (ii) prior to the origination of such Mortgage Loan, the related originator made a reasonable and good faith determination that the related Mortgagor would have a reasonable ability to repay such Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c)(2); and (iii) such Mortgage Loan is supported by documentation that evidences compliance with (x) the Ability to Repay Rule and (y) other than with respect to a State Bond Loan or a Scratch and Dent Mortgage Loan, the QM Rule..

Exhibit H-96
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(eee)    Ability to Repay Determination. There is no action, suit or proceeding instituted by or against or, to the knowledge of the Seller, threatened against Seller in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) that questions or challenges the compliance of such Mortgage Loan (or the related underwriting) with the Ability to Repay Rule or the QM Rule.
(fff)    Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” or “revocable trust” and such “living trust” or “revocable trust” is in compliance with Fannie Mae or Freddie Mac guidelines, as applicable, for such trusts.
(ggg)    Recordation. Each Mortgage was recorded (including by electronic recording and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the Mortgage (other than the assignment to Buyer) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Seller, or is in the process of being recorded. With respect to each Ginnie Mae Modified Loan, the related Modification Agreement has been recorded or has been sent for recordation.
(hhh)    FICO Scores. Other than with respect to (i) FHA, VA and RD streamlined Mortgage Loans and (ii) Mortgage Loans where the related Mortgagor is a foreign national, or with respect to a HECM Loan, each Mortgage Loan has a non-zero FICO score.
(iii)    Georgia Mortgage Loans. There is no Mortgage Loan that was originated on or after March 7, 2003 that is a “high cost home loan” as defined under the Georgia Fair Lending Act.
(jjj)    Illinois Mortgage Loans. All Mortgage Loans originated on or after September 1, 2006 secured by property located in Cook County, Illinois are recordable at the time of origination.
(kkk)    Subprime Mortgage Loans. No Mortgage Loan is a “Subprime Home Loan” as defined in New York Banking Law 6-m, effective September 1, 2008.
(lll)    Balloon Mortgage Loans. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.
(mmm)     Adjustable Rate Mortgage Loans. Each Mortgage Loan that is an adjustable rate Mortgage Loan and that has a residential loan application date on or after September 13, 2007, complies in all material respects with the Interagency Statement on Subprime Mortgage Lending, 72 FR 37569 (July 10, 2007), regardless of whether the Mortgage Loan’s originator or Seller is subject to such statement as a matter of law.
(nnn)    Agency Mortgage Loans. Each Mortgage Loan that is subject to a Takeout Commitment with an Agency as the Approved Investor had a principal balance at its origination that did not exceed such Agency’s conforming loan limits as of the Purchase Date.

Exhibit H-97
LEGAL02/40558019v11

(ooo)    Nontraditional Mortgage Loan. Each Mortgage Loan that is a “nontraditional mortgage loan” within the meaning of the Interagency Guidance on Nontraditional Mortgage Product Risks, 71 FR 58609 (October 4, 2006), and that has a residential loan application date on or after September 13, 2007, complies in all material respects with such guidance, regardless of whether the Mortgage Loan’s originator or Seller is subject to such guidance as a matter of law.
(ppp)    Mandatory Arbitration. No Mortgage Loan is subject to mandatory arbitration.
(qqq)    Federal Home Loan Bank. No Mortgage Loan sold by Seller hereunder is expressly prohibited by the Federal Home Loan Bank of New York’s Member Products Guide.
(rrr)    Wet Loans. With respect to each Mortgage Loan that is a Wet Loan, (i) if requested by Buyer, such Mortgage Loan (other than a Mortgage Loan originated in the State of New York) is covered by a duly authorized, executed, delivered and enforceable Closing Protection Letter, and (ii) the Settlement Agent has been instructed in writing by the applicable Seller to hold the related Mortgage Loan documents as agent and bailee for Buyer or Buyer agent and to promptly forward such Mortgage Loan documents to Custodian.
(sss)    Takeout Commitment. Unless otherwise approved by Buyer or with respect to a Scratch and Dent Mortgage loan, each Purchased Asset is (a) eligible for sale to at least two (2) Approved Investors (provided that only one (1) Approved Investor shall be needed if such Approved Investor is an Agency) or (b) covered by a Takeout Commitment (i) that does not exceed the availability under such Takeout Commitment (taking into consideration mortgage loans which have been purchased by the respective Approved Investor under the Takeout Commitment and mortgage loan which Seller has identified to Buyer as covered by such Takeout Commitment); (ii) conforms to the requirements and the specifications set forth in such Takeout Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Approved Investor and (iii) is eligible for sale to and insurance or guaranty by, respectively the applicable Approved Investor and applicable insurer. Each Takeout Commitment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(ttt)    Prior Financing. Other than with respect to a Correspondent Mortgage Loan, Ginnie Mae Modified Loan or a Scratch and Dent Mortgage Loan and unless otherwise agreed to by Buyer, no Mortgage Loan has been subject to any other repurchase agreement or credit facility prior to the initial Purchase Date of such Mortgage Loan.
(uuu)    Reserved.
(vvv)    Co-op Loan: Valid First Lien. With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related Co-op Shares securing the related Proprietary Lease, subject only to (a) liens of the Co-op Corporation

Exhibit H-98
LEGAL02/40558019v11

for unpaid assessments representing the Mortgagor’s pro rata share of the Co-op Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest. There are no liens against or security interests in the Co-op Shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority equal to or over Seller’s security interest in such Co-op Shares.
(www)    Co-op Loan: Compliance with Law. With respect to each Co-op Loan, the related Co-op Corporation that owns title to the related Co-op Project is a “cooperative housing corporation” within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.
(xxx)    Co-op Loan: No Pledge. With respect to each Co-op Loan, there is no prohibition against pledging the Co-op Shares or assigning the Proprietary Lease. With respect to each Co-op Loan, (i) the term of the related Proprietary Lease is longer than the term of the Co-op Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement.
(yyy)    Co-op Loan: Acceleration of Payment. With respect to each Co-op Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Co-op Unit is transferred or sold without the consent of the holder thereof.
(zzz)    Ginnie Mae Modified Loan. Each Ginnie Mae Modified Loan (i) was modified in accordance with the Ginnie Mae guide; (ii) with respect to (x) a FHA Loan, is fully insured by the FHA pursuant to a FHA Mortgage Insurance Certificate; (y) a VA Loan, is guaranteed by the VA pursuant to a VA Loan Guaranty Agreement and (z) a RD Loan, is guaranteed by the RD pursuant to a RD Loan Guaranty Agreement and (iii) conforms to the requirements of Ginnie Mae for securitization.
(aaaa)    FHA Loans, VA Loans and RD Loans.  With respect to each FHA Loan, VA Loan and RD Loan, as applicable, (i) the FHA Mortgage Insurance Certificate is in full force and effect, there exists no impairment to full recovery, the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein and there exists no impairment to full recovery thereunder and the RD Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein and there exists no impairment to full recovery thereunder, (ii) all

Exhibit H-99
LEGAL02/40558019v11

necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA, the VA and RD, as applicable, to the full extent thereof, without surcharge, set-off or defense, (iii) such FHA Loan is insured, or eligible to be insured, pursuant to the National Housing Act and such VA Loan is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code, as applicable, (iv) with respect to each FHA Mortgage Insurance Certificate, VA Loan Guaranty Agreement and RD Loan Guaranty Agreement, as applicable, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to such Mortgage Loan and (v) Seller has no knowledge of any circumstance which would cause such FHA Loan to be ineligible for FHA mortgage insurance, such VA Loan to be ineligible for a VA loan guaranty, such RD Loan to be ineligible for a RD loan guaranty or cause the FHA, the VA or RD to deny or reject the related Mortgagor’s application for FHA mortgage insurance, a VA loan guaranty or RD loan guaranty, as applicable.
(bbbb)    State Bond Loans. With respect to State Bond Loans, the first lien Mortgage Loan and all subordinated Mortgage Loans with respect thereto shall be subject to the same Transaction hereunder.
(cccc)    eNote Legend. If the Mortgage Loan is an eMortgage Loan, the related eNote contains the Agency-Required eNote Legend.
(dddd)    eNotes. With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:
(i)the eNote bears a digital or electronic signature;
(ii)the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;
(iii)there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC or Section 16 of the UETA, as applicable, that is held in the eVault;
(iv)the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;
(v)the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Buyer;
(vi)the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;

Exhibit H-100
LEGAL02/40558019v11

(vii)the Servicing Agent status of the eNote on the MERS eRegistry reflects the MERS Org ID of Servicer or Seller;
(viii)There is no Control Failure, eNote Replacement Failure or Unauthorized Servicing Agent Modification with respect to such eNote;
(ix)the eNote is a valid and enforceable Transferable Record or comprises “electronic chattel paper” within the meaning of the UCC;
(x)there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record; and
(xi)there is no paper copy of the eNote in existence nor has the eNote been papered-out.
(eeee)    Scratch and Dent Mortgage Loans. With respect to Scratch and Dent Mortgage Loans (i) such Mortgage Loan was originated with at least twelve (12) months of bank statements from the Mortgagor; (ii) the DTI and residual income of the Mortgagor were calculated in connection with the origination thereof; (iii) any non-compliance violations have been cured and (iv) any “Defective Notices of Right to Cancel” shall have been delivered and are in form and substance in accordance with the “SFA Approach to Notice of Right to Cancel”.
(ffff)    TRID Compliance. Other than with respect to a Scratch and Dent Mortgage Loan, to the extent applicable, effective with respect to applications taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the Consumer Financial Protection Bureau's TILA-RESPA Integrated Disclosure Rule.
(gggg)    HECM Loans. With respect to each HECM Loan (i) all of the related Mortgage Loan documents, including the Mortgage Note, are in a form required by, or acceptable under, the HUD handbook provisions relating to reverse mortgage loans; (ii) all requirements as to any improvement and/or repair to the Mortgaged Property and to the disbursement of set-aside amounts for such HECM Loan have been complied with; (iii) all advances of principal secured by the related Mortgage are consolidated and such consolidated principal amount bears a single interest rate as set forth in the Mortgage Loan Schedule; (iv) no portion of any proceeds of such HECM Loan received by the related Mortgagor on the closing date of such HECM Loan were disbursed at the closing for any purpose prohibited under the HUD handbook provisions relating to reverse mortgage loans (including, without limitation, for estate planning purposes); (v) the outstanding HECM Principal Balance of the HECM Loan does not exceed the lesser of (x) 98% of the maximum claim amount and (y) the related principal limit; (vi) all advances of principal made on such HECM Loan (A) shall automatically become subject to a Transaction under this Agreement without the requirement of Buyer to remit any additional Purchase Price and (B) with the Seller disbursing such advances of principal to the related Mortgagor with its own funds and not the funds of any third party lender; (vii) such HECM Loan is eligible to be pooled into a HECM mortgage-backed security, but no participation in such HECM Loan shall have been pooled into a HECM mortgage-backed

Exhibit H-101
LEGAL02/40558019v11

securitization; (viii) the related Mortgaged Property is lawfully occupied by the Mortgagor as such Mortgagor’s primary residence; (ix) the related principal limit, all scheduled payments and other calculation terms have each been calculated in accordance with and comply with all requirements of the HUD handbook provisions relating to reverse mortgage loans; (x) such HECM Loan bears interest at a rate of interest permitted in accordance with the provisions of the HUD handbook provisions relating to reverse mortgage loans; (xi) no Mortgagor under such HECM Loan is less than sixty-two (62) years old and is otherwise an eligible Mortgagor in accordance with the requirements of the HUD handbook provisions relating to reverse mortgage loans; (xii) each Mortgagor has received all counseling required under the HUD handbook provisions relating to reverse mortgage loans and (xiii) the Custodian holds the related Mortgage Note (except for Wet Loans).

Exhibit H-102
LEGAL02/40558019v11

SCHEDULE 2
RESPONSIBLE OFFICERS

Exhibit H-103
LEGAL02/40558019v11

SCHEDULE 3
SCHEDULED INDEBTEDNESS

Warehouse Lines and Amounts:
[***]
Mortgage Servicing Right Revolving Credit Facilities (“MSR Lines”):
[***]

Exhibit H-104
LEGAL02/40558019v11

SCHEDULE 4

LIST OF AGENCY APPROVALS

AGENCY	APPROVAL TYPE/NAME	APPROVAL NUMBER
Fannie Mae	Seller/Servicer	[***]
FHA/HUD	Seller/Servicer	[***]
Freddie Mac	Seller/Servicer	[***]
Ginnie Mae	Seller/Servicer	[***]
USDA/RD	Seller Approved	[***]
	Servicing Approved	[***]
VA	Auto	[***]
	Prior Approval Lender	[***]

Exhibit H-105
LEGAL02/40558019v11

EXHIBIT A
RESERVED

Exhibit H-106
LEGAL02/40558019v11

EXHIBIT B
FORM OF SELLER’S OFFICER’S CERTIFICATE
The undersigned, ____________ of loanDepot.com, LLC, a Delaware limited liability company (the “Seller”), hereby certifies as follows:
1.    Attached hereto as Exhibit 1 is a copy of the formation documents of the Seller, as certified by the Secretary of State of the State of Delaware.
2.    Neither any amendment to the formation documents of the Seller nor any other charter document with respect to the Seller has been filed, recorded or executed since _______ __, ____, and no authorization for the filing, recording or execution of any such amendment or other charter document is outstanding.
3.    Attached hereto as Exhibit 2 is a true, correct and complete copy of the Amended and Restated Limited Liability Agreement of the Seller as in effect as of the date hereof and at all times since _______ __, ____.
4.    Attached hereto as Exhibit 3 is a true, correct and complete copy of resolutions adopted by the Board of Directors of the Seller by unanimous written consent on _______ __, 20__ (the “Resolutions”). The Resolutions have not been further amended, modified or rescinded and are in full force and effect in the form adopted, and they are the only resolutions adopted by the Board of Directors of the Seller or by any committee of or designated by such Board of Directors relating to the execution and delivery of, and performance of the transactions contemplated by the Amended and Restated Master Repurchase Agreement dated as of August 11, 2021 (the “Repurchase Agreement”), between the Seller and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”).
5.    The Repurchase Agreement is substantially in the form approved by the Resolutions or pursuant to authority duly granted by the Resolutions.
6.    The undersigned, as a officers of the Seller or as attorney-in-fact, are authorized to and have signed the Repurchase Agreement or any other document delivered in connection with the transactions contemplated thereby, were duly elected or appointed, were qualified and acting as such officer or attorney-in-fact at the respective times of the signing and delivery thereof, and were duly authorized to sign such document on behalf of the Seller, and the signature of each such person appearing on any such document is the genuine signature of each such person.
Name            Title            Signature

Exhibit H-107
LEGAL02/40558019v11

IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate as of the __ day of __________, 2021.
LOAN DEPOT.COM, LLC, as Seller
By:
Name:
Title:

Exhibit H-108
LEGAL02/40558019v11

EXHIBIT C
FORM OF SERVICER NOTICE
[***]

Exhibit H-109
LEGAL02/40558019v11

EXHIBIT D
FORM OF TRADE ASSIGNMENT

[***]

Exhibit H-110
LEGAL02/40558019v11

EXHIBIT E
FORM OF POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that loanDepot.com, LLC (“Seller”) hereby irrevocably constitutes and appoints UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:
(a)in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Amended and Restated Master Repurchase Agreement (as amended, restated or modified) dated August 11, 2021 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;
(b)to pay or discharge taxes and liens levied or placed on or threatened against the Assets;
(c)(i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (vii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;
(d)for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and

Exhibit H-111
LEGAL02/40558019v11

send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;
(e)for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.
Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.
The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exhibit H-112
LEGAL02/40558019v11

IN WITNESS WHEREOF Seller has caused this power of attorney to be executed and Seller’s seal to be affixed this __ day of ________________, 20__.
LOANDEPOT.COM, LLC
(Seller)
By:
Name:
Title:

Exhibit H-113
LEGAL02/40558019v11

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California     )
County of Orange )

On _______________________________, before me, ___________________________a Notary Public personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature______________________________ (SEAL)

Exhibit H-114
LEGAL02/40558019v11

EXHIBIT F
FORM OF TAX COMPLIANCE CERTIFICATE
Reference is hereby made to the Amended and Restated Master Repurchase Agreement dated as of August 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between loanDepot.com, LLC (the “Seller”) and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”). Pursuant to the provisions of Section 7 of the Agreement, the undersigned hereby certifies that:
1.    It is a ___ natural individual person, ____ treated as a corporation for U.S. federal income tax purposes, ____ disregarded for U.S. federal income tax purposes (in which case a copy of this Tax Compliance Certificate is attached in respect of its sole beneficial owner), or ____ treated as a partnership for U.S. federal income tax purposes (one must be checked).
2.    It is the beneficial owner of amounts received pursuant to the Agreement.
3.    It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.
4.    It is not a 10-percent shareholder of Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.
5.    It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.
6.    Amounts paid to it under the Agreement and the other Program Documents (as defined in the Agreement) are not effectively connected with its conduct of a trade or business in the United States.
Dated:1
[NAME OF UNDERSIGNED]
By:
Name:
Title:

Exhibit H-115
LEGAL02/40558019v11

EXHIBIT G

FORM OF TEMPORARY INCREASE REQUEST
[***]

Exhibit H-116
LEGAL02/40558019v11

EXHIBIT H
FORM OF BUYDOWN APPLICATION REQUEST
[***]

Exhibit H-117
LEGAL02/40558019v11